GENERAL DATACOMM INDUSTRIES, INC.

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY




                                    Indenture


                          Dated as of September 26, 1997



               7 3/4% Convertible Senior Subordinated Debentures due 2002

                       GENERAL DATACOMM INDUSTRIES, INC.

                Cross-Reference Sheet Required by Regu1ation S-K.
                   Item 601, Exhibits, Instruction 3(b)(4)(iv)

Trust Indenture                                                    Section
  Act Section                                                     Indenture

310(a)(1)..................................                      5.03; 8.09
    (a)(2)..................................                     8.09
    (a)(3)..................................                     Not App1icab1e
    (a)(4)..................................                     Not App1icab1e
    (b).....................................                     8.08; 8.10
311(a).....................................                      8.13(a)
    (b).....................................                     8.13(b)
312(a).....................................                      6.01; 6.02(a)
    (b).....................................                     6.02(b)
    (c).....................................                     6.02(c)
313(a).....................................                      6.04(a)
    (b).....................................                     6.04(b)
    (c).....................................                     6.04(c)
    (d).....................................                     6.04(d)
314(a).....................................                      6.01, 5.03
    (b).....................................                     Not App1icab1e
    (c)(1)..................................                     16.06
    (c)(2)..................................                     16.06
    (c)(3)..................................                     Not App1icab1e
    (d).....................................                     Not App1icab1e
    (e).....................................                     16.06
315(a).....................................                      8.01
    (b).....................................                     7.07
    (c).....................................                     8.01
    (d).....................................                     8.01
    (d)(1)..................................                     8.01(a)
    (d)(2)..................................                     8.01(b)
    (d)(3)..................................                     8.01(c)
    (e).....................................                     7.08
316(a).....................................                      7.06
    (a)(1)(A)...............................                     7.06
    (a)(1)(B)...............................                     7.06
    (a)(2)..................................                     Not App1icab1e
    (b).....................................                     7.04
317(a)(1)..................................                      7.02
    (a)(2)..................................                     7.02
    (b).....................................                     5.04
318(a).....................................                      16.08

                               TABLE OF CONTENTS*


                                      PAGE

PARTIES....................................................       l

RECITALS:
         Purpose of Indenture..............................       l
         Form of Debenture.................................       l
         Compliance with legal requirements................       8
         Purpose of and consideration of Indenture.........       8


                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01  Certain  terms  defined;  other terms  defined in
              Trust Indenture Act of 1939 or by reference
              therein in Securities Act of 1933, as amended,
              to have meanings therein assigned..........         9
              Board of Directors.........................         9
              Business Day...............................         9
              Change in Control..........................         9
              Claim...................................
              Closing Price..............................         9
              Common Stock...............................        10
              Company....................................        10
              Conversion Rate; Conversion Price..........        10
              Convertible Exchangeable Preferred
                Stock....................................        10
              Corporate Trust Office of the Trustee......        10
              Date of Conversion.........................        10
              Debenture or Debentures....................        10
              Debenture Registrar........................        11
              Debentureholder............................        11
              Depositary.................................        11
              Event of Default...........................        11
              Execution of Debentures....................        11
              Indenture..................................        11
              Interest Payment Date......................        11
------------------
*This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms or provisions.

              Interest Payment Record Date.............          12
              Market Price.............................          12
              Market Rate..............................          12
              9% Debentures............................          12
              Obligations..............................          12
              Officers' Certificate....................          12
              Opinion of Counsel.......................          12
              Outstanding..............................          12
              Person...................................          13
              Put Repurchase Date......................          13
              Put Repurchase Right.....................          13
              Put Repurchase Right Notice.............           13
              Notice...................................          13
              Registered Holder........................          13
              Repurchase Date..........................          13
              Repurchase Right Notice..................          13
              Responsible Officer......................          14
              Senior Indebtedness......................          14
              Senior Indebtedness Default..............          15
              Senior Subordinated Exchange Notes.......          15
              Senior Subordinated Indebtedness.........          15
              Subsidiary................................         15
              Trading Day...............................         15
              Trustee...................................         16
              Trust Indenture Act of 1939...............         16


                                   ARTICLE TWO

                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

SECTION 2.01    Amount, Authentication and Delivery
                 of Debentures..........................         16
SECTION 2.02    Form of Debentures and Trustee's
                 Certificate............................         16
SECTION 2.03    Date of Debentures and Denominations....         17
SECTION 2.04    Execution and Authentication of Debentures
                 and Use of Temporary Debentures........         18
SECTION 2.05    Exchange, Registration and Transfer of
                 Debentures.............................         19
SECTION 2.06    When Company Not Required To Make
                 Transfers or Exchanges.................         19
SECTION 2.07    Mutilated, Destroyed, Lost or Stolen
                 Debentures.............................         19

SECTION 2.08    Cancellation of Surrendered Debentures...        20
SECTION 2.09    Debentureholders and Senior
                 Indebtedness............................        20
SECTION 2.10    Persons Deemed Owners....................        20
SECTION 2.11    CUSIP Numbers............................        20
SECTION 2.12    Global Securities........................        21

                                  ARTICLE THREE

                            REDEMPTION OF DEBENTURES

                                                                 PAGE

SECTION 3.01    Debentures Redeemable....................        23
SECTION 3.02    Notice of Redemption.....................        23
SECTION 3.03    Debentures Called for Redemption Due
                 and Payable.............................        24
SECTION 3.04    Deposit of Redemption Moneys.............        24
SECTION 3.05    Redemption in Part.......................        25
SECTION 3.06    Redemption Following Change in Control...        25
SECTION 3.07    Redemption at Option of Holders..........        27

                                  ARTICLE FOUR

                            CONVERSION OF DEBENTURES

SECTION 4.01    Conversion Privilege and Conversion
                 Price...................................       28
SECTION 4.02    Manner of Exercise of Conversion
                 Privilege...............................       28
SECTION 4.03    Fractional Shares........................       30
SECTION 4.04    Adjustment of Conversion Rate and
                 Conversion Price........................       30
SECTION 4.05    Effect of Reclassifications, Consolidations,
                 Mergers or Sales on Conversion Privilege..     34
SECTION 4.06    Cancellation of Converted Debentures......      34
SECTION 4.07    Taxes on Conversion.......................      34
SECTION 4.08    Company to Reserve Stock..................      35
SECTION 4.09    Covenant as to Common Stock...............      35
SECTION 4.10    Notice of Certain Corporate Action........      35
SECTION 4.11    Disclaimer of Responsibility of Trustee, Etc.   36

                                  ARTICLE FIVE

                       PARTICULAR COVENANTS OF THE COMPANY

SECTION 5.01    Payment of Principal of and
                 Interest on Debentures.....................    37
SECTION 5.02    Maintenance of Offices or Agencies..........    37
SECTION 5.03    Appointment to Fill Vacancy in Office
                 of Trustee.................................    38
SECTION 5.04    Appointment of Paying Agent Other
                 Than Trustee...............................    38
SECTION 5.05    Annual Report to Trustee....................    38
SECTION 5.06    Covenant Regarding Authorization............    39
SECTION 5.07    Delivery of Certain Information.............    39
SECTION 5.08    Payment of Taxes and Other Claims...........    39
SECTION 5.09    Covenant as to Indebtedness.................    39


                                   ARTICLE SIX

                       DEBENTUREHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

SECTION 6.01    Covenant to Furnish Information.............   40
SECTION 6.02    Preservation of Information;
                 Communications to Debentureholders.........   40
SECTION 6.03    Reports by Company..........................   42
SECTION 6.04    Reports by Trustee..........................   42


                                  ARTICLE SEVEN

                           REMEDIES OF THE TRUSTEE AND
                      DEBENTUREHOLDERS ON EVENT OF DEFAULT

SECTION 7.01    Events of Default Defined; Acceleration
                 of Maturity................................   44
SECTION 7.02    Rescission and Annulment....................   46
SECTION 7.03    Collection of Indebtedness and
                 Suits for Enforcement by Trustee.........     46
SECTION 7.04    Trustee May File Proofs of Claim...........    47
SECTION 7.05    Application of Moneys Collected by
                 Trustee...................................    48

SECTION 7.06    Limitation on Suits by Holders of
                 Debentures.................................   49
SECTION 7.07    Delay or Omission in Exercise of
                 Rights Not Waiver of Default..............    50
SECTION 7.08    Right of Holders of Majority in
                 Principal Amount of Debentures
                 to Direct Trustee and Waive Defaults......    50
SECTION 7.09    Trustee to Give Notice of Defaults
                 Known to It, but May Withhold in
                 Certain Circumstances.....................    50
SECTION 7.10    Requirement of Undertaking to Pay
                 Costs in Certain Suits under Indenture
                 or Against Trustee........................    51
SECTION 7.11    Unconditional Right of Holders to
                 Receive Principal and Interest and
                 to Convert................................    51
SECTION 7.12    Restoration of Rights and Remedies.........    51
SECTION 7.13    Rights and Remedies Cumulative.............    52
SECTION 7.14    Waiver of Usury, Stay or Extension Laws....    52


                                  ARTICLE EIGHT

                             CONCERNING THE TRUSTEE

SECTION 8.01    Duties of Trustee Prior to and After Event of
                 Default....................................   52
SECTION 8.02    Certain Rights of Trustee...................   53
SECTION 8.03    Trustee not Liable for Recitals or Issuance
                 of Debentures..............................   55
SECTION 8.04    Trustee or Others May Hold Debentures.......   55
SECTION 8.05    Moneys Held in Trust........................   55
SECTION 8.06    Compensation, Reimbursement and
                 Indemnity..................................   55
SECTION 8.07    Right of Trustee to Rely on Officers'
                 Certificates...............................   56
SECTION 8.08    Conflicting Interests.......................   56
SECTION 8.09    Notice of Default...........................   56
SECTION 8.10    Requirements for Eligibility of Trustee.....   57
SECTION 8.11    Resignation and Removal of Trustee;
                 Appointment of Successor...................   57
SECTION 8.12    Acceptance by Successor to Trustee..........   58
SECTION 8.13    Successor to Trustee by Merger of
                 Consolidation or Succession to Business....   59
SECTION 8.14    Authenticating Agents.......................   59

SECTION 8.15    Preferential Collection of Claims Against
                 Company....................................   60


                                  ARTICLE NINE

                            CONCERNING THE DEBENTURES

                                                              PAGE

SECTION 9.01    Evidence of Action Taken by Debenture-
                 holders..................................... 65
SECTION 9.02    Proof of Execution of Instruments and
                 of Holding of Debentures.................... 65
SECTION 9.03    Registered Holders of Debentures May
                 be Treated as Owners........................ 66
SECTION 9.04    Debentures Owned by Company Deemed
                 Not Outstanding............................. 66
SECTION 9.05    Action by Debentureholders Binds Future
                 Holders..................................... 66


                                   ARTICLE TEN

                           DEBENTUREHOLDERS' MEETINGS

SECTION 10.01   Purposes for Which Meetings May
                 Be Called................................... 67
SECTION 10.02   Manner of Calling Meetings................... 67
SECTION 10.03   Call of Meetings by Company or
                 Certain Holders............................. 68
SECTION 10.04   Persons Entitled to Vote At a Meeting........ 68
SECTION 10.05   Quorum; Action............................... 68
SECTION 10.06   Determination of Voting Rights;
                 Conduct and Adjournment of Meeting.......... 69
SECTION 10.07   Counting Votes and Recording Action
                 of Meeting.................................. 70
SECTION 10.08   No Delay..................................... 70

                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES

SECTION 11.01   Supplemental Indentures Authorized
                 by Directors................................ 70

SECTION 11.02   Supplemental Indentures with Consent
                 of Debentureholders......................... 71
SECTION 11.03   Effect of Supplemental Indentures............ 72
SECTION 11.04   Notation on Debentures in Respect of
                 Supplemental Indentures..................... 73
SECTION 11.05   Trustee May Receive Opinion of Counsel....... 73

                                 ARTICLE TWELVE

                         CONSOLIDATION, MERGER AND SALE

                                                             PAGE

SECTION 12.01   Company May Consolidate, Etc................  73
SECTION 12.02   Successor Corporation to be Substituted.....  74
SECTION 12.03   Opinion of Counsel as Evidence..............  74


                                ARTICLE THIRTEEN

                           SUBORDINATION OF DEBENTURES

SECTION 13.01   Agreement to Subordinate; Senior Subordination 75
SECTION 13.02   Distribution on Dissolution or
                 Reorganization..............................  75
SECTION 13.03   Payments Permitted; Knowledge of Trustee.....  78
SECTION 13.04   Debentureholders Authorize Trustee to
                 Subordinate.................................  79
SECTION 13.05   Trustee May Hold  Senior Indebtedness........  79


                                ARTICLE FOURTEEN

            SATISFACTION AND DISCHARGE OF INDENTURE; DEPOSITED MONEYS

SECTION 14.01   Satisfaction and Discharge of Indenture......  80
SECTION 14.02   Application by Trustee of Funds
                 Deposited for Payment of Debentures.........  81
SECTION 14.03   Payment of Moneys Held by
                 Paying Agent................................  81
SECTION 14.04   Return of Unclaimed Money....................  81

                                 ARTICLE FIFTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                       OFFICERS AND TRUSTEES OR DIRECTORS

SECTION 15.01   Personal Immunity From Liability
                 of Incorporators, Stockholders, Etc.........    81

                                 ARTICLE SIXTEEN

                            MISCELLANEOUS PROVISIONS

                                                                PAGE

SECTION 16.01   Successors..................................     82
SECTION 16.02   Acts by Successor Valid.....................     82
SECTION 16.03   Surrender of Powers by Company..............     82
SECTION 16.04   Notices and Demands on Company
                 and Trustee ...............................     82
SECTION 16.05   Laws of New York to Govern..................     83
SECTION 16.06   Officers' Certificates and Opinions
                 of Counsels; Statements to be
                 Contained Therein..........................     83
SECTION 16.07   Payments on Non-Business Days...............     84
SECTION 16.08   Provisions Required by Trust Indenture
                 Act of l939 to Control.....................     84
SECTION 16.09   Effect of Invalidity of Provisions..........     84
SECTION 16.10   Indenture May Be Executed in
                 Counterparts; Trustee Accepts Trusts.......     84

ACCEPTANCE OF TRUST.........................................     85

TESTIMONIUM.................................................     85

                                 TRUST INDENTURE


                INDENTURE, dated as of the 26th day of September, in the year 1997, between GENERAL DATACOMM INDUSTRIES, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, having its principal office at 1579 Straits Turnpike, Middlebury, CT 06762-1299, (hereinafter called the "Company"), party of the first part, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY a limited purpose trust company, as Trustee hereunder having its principal office at 2 Broadway, New York, NY 10004 (hereinafter sometimes called the "Trustee"), party of the second part.

                WHEREAS, the Company is empowered to issue debentures and notes for any of the objects and purposes of the Company;

                WHEREAS,  for its lawful corporate purpose, the Company has duly authorized an issue of debentures designated 7 3/4% Convertible Senior Subordinated Debentures due 2002 (hereinafter referred to as the "Debentures"), in an aggregate principal amount not to exceed Twenty-Five Million Dollars ($25,000,000), to be issued under and pursuant to the provisions hereof and notes designated Senior Subordinated Notes due 2002 (hereinafter referred to as the "Senior Subordinated Exchange Notes"), in an aggregate principal amount not to exceed Twenty-Five Million Dollars ($25,000,000) to be issued in exchange for the Debentures under and pursuant to the provisions hereof, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

                WHEREAS, the definitive Debentures and the Trustee's certificate of authentication to be borne by the Debentures are to be substantially in the following forms, respectively:

                               [Form of Debenture]
                                     [Face]

                The Following legends (the "Rule 144A Legend") shall appear on the face of each Restricted Global Security.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Company (Issuer) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF GENERAL DATACOMM INDUSTRIES, INC. THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A, IN A TRANSACTION IN ACCORDANCE WITH RULE 144A, (II) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO
     TIME) UNDER THE  SECURITIES  ACT OF 1933,  AS AMENDED  ("SECURITIES  ACT"),
     (III) PURSUANT TO ANY EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) TO INSTITUTIONAL ACCREDITED INVESTORS THAT GIVE TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THE SECURITIES IN FORM SATISFACTORY TO THE COMPANY OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE
     SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE
     JURISDICTION,  AND (B) THE  HOLDER  WILL,  AND EACH  SUBSEQUENT  HOLDER  IS
     REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

     THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTA-TION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES OF COMMON STOCK TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH

     SHARES OF COMMON STOCK REPRESENTING THE INTERESTS HELD BY EACH BENEFICIAL OWNER HEREOF AND THEREOF, SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES OF COMMON STOCK TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     $_____________                                            No.___________
                                                               Cusip No. _____

                        GENERAL DATACOMM INDUSTRIES, INC.

            7 3/4% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2002

                GENERAL DATACOMM INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to_______ , or registered assigns, at its office or agency in the Borough of Manhattan, City and State of New York, the principal sum of__________________ Dollars on September 30, 2002, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the rate per annum specified in the title of this Debenture, in like coin or currency, at said office or agency of the Company in the Borough of Manhattan, City and State of New York, from September 26, 1997 payable semi-annually on March 30 and September 30, commencing March 30, 1998 or, if interest to any March 30 or September 30 has been paid or duly provided for, from the March 30 or September 30, as the case may be, next preceding the date thereof to which interest has been paid or duly provided for, unless the date thereof is a date to which interest has been paid or duly provided for, in which case from the date thereof, in each year until payment of said principal sum has been made or duly provided for. The interest so payable on any March 30 or September 30 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid by check to the order of the registered holder of record at the close of business on the March 15 or September 15, as the case may be, next preceding such March 30 or September 30 whether or not such March 30 or September 30 is a business day. Notwithstanding the foregoing, if the date hereof is after the 30th day of any March or September as the case may be, and before the following March 30 or September 30, this Debenture shall bear interest from such March 30 or September 30; provided, however, that if the Company shall default in the payment of interest due on such March 30 or September 30, then this Debenture shall bear interest from the next preceding March 30 or September 30 to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Debentures, from date of authentication of this Debenture.

               Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

                IN WITNESS WHEREOF, GENERAL DATACOMM INDUSTRIES, INC. has caused this Debenture to be executed in its corporate name with the facsimile signature of its Chairman of the Board and a facsimile of its corporate seal to be imprinted hereon, attested with the facsimile signature of its Secretary.

Dated:_________________

                                           GENERAL DATACOMM INDUSTRIES, INC.


                                           By:___________________________
                                                Chairman of the Board
Attest:

                                              ___________________________
                                                      Secretary



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                This is one of the Debentures described in the within-mentioned Indenture.
                                             Trustee

                                             By:__________________________
                                                    Authorized Signature

                                    [Reverse]

                        GENERAL DATACOMM INDUSTRIES, INC.

            7 3/4% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2002

                This Debenture is one of a duly authorized issue of Debentures of the Company (herein referred to as the "Debentures"), limited to the aggregate principal amount of twenty-five million dollars ($25,000,000), all issued or to be issued under and pursuant to an indenture dated September 26, 1997 (herein referred to as the "Indenture"), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights of the holders of the Debentures, the rights, duties and immunities of the Trustee and the rights and obligations of the Company thereunder.

                The indebtedness evidenced by the Debentures is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and this Debenture is issued subject to such provisions, and each holder of Debentures, by accepting the same, agrees to and shall be bound by such provisions.

                In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights and obligations of the holders of the Debentures and of the Company; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the conversion or subordination provisions in a manner adverse to the holders, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that under certain circumstances the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default under the Indenture and its consequences except a default in the payment of the principal of or interest on any of the Debentures or a default in conversion of any of the Debentures. Any such consent or waiver by the registered holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the coin or currency herein prescribed or to convert this Debenture as provided in the Indenture.

             As provided in the Indenture, the Debentures may be redeemed, at the option of the Company, as a whole or from time to time in part, at any time on and after September 30, 2000 and prior to maturity, upon no less than 30 nor more than 60 days' notice by mail to each holder of the Debentures, at the redemption prices (expressed as percentages of the principal amount thereof to be redeemed) set forth below. If redeemed during the 12 month period beginning September 30 of the years indicated:

        Year                               Redemption Price
        2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.10%
        2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.55%

and on or after September 30, 2002, at a redemption price equal to 100% of the principal amount thereof, together, in each case, with accrued and unpaid interest to the date of redemption; provided, however, that the Debentures may not be redeemed on or after September 30, 2000 and prior to September 30, 2001 unless the Closing Price (as defined in the Indenture) of the Common Stock has equaled or exceeded l50% of the Conversion Price per share then in effect for at least 20 trading days (as defined in the Indenture) within 30 consecutive trading days ending within five trading days before notice of redemption is mailed. The notice of redemption to the holders of Debentures to be redeemed, in whole or in part which if in part shall be $1,000 or an integral multiple of $1,000, shall be given by mailing a notice of such redemption not later than on the thirtieth day, and not earlier than the sixtieth day, before the date fixed for redemption to such holders at their last addresses as they shall appear upon the registration books, all as provided in the Indenture.

                The Indenture provides that under the circumstances specified therein funds may be deposited with the Trustee or with any paying agent in advance of the maturity or redemption date of any of the Debentures, in trust for the payment or redemption of such Debentures, and payment of the interest due or to become due thereon, and that thereupon all obligations of the Company in respect of such Debentures shall cease and be discharged (except any obligations to provide for the registration of transfer or exchange of Debentures) and subject to the provisions of Article Fourteen of the Indenture, the holders thereof shall thereafter be restricted exclusively to such funds for any and all other claims on their part under the Indenture or with respect to such Debentures.

                The Debentures are issuable as registered debentures without coupons in denominations of $1,000 and any integral multiple of $1,000. Upon surrender of this Debenture for registration of transfer at the above-mentioned office or agency of the Company, a new Debenture or Debentures, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided, and subject to the limitations, in the Indenture. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to reimburse it for any tax or other governmental charge that may be imposed in relation thereto; and this Debenture may in like manner be exchanged without service charge for one or more new Debentures of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

                Subject to the provisions of the Indenture, the registered holder hereof is entitled, at his option, at any time prior to maturity (or if this Debenture is called for redemption prior to maturity, then to and including but not after the close of business on the date fixed for such redemption unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Debenture is redeemed) to convert the principal hereof (or, in case this Debenture is of a denomination in excess of $1,000, any portion hereof which is $1,000 or an integral multiple of $1,000) into fully paid and nonassessable shares of the Common Stock of the Company, at the initial conversion rate of 145.7726 shares of the Common Stock of the Company for each $1,000 principal amount of Debentures, or at the adjusted Conversion Rate in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Debenture to the Company at its office or agency maintained for that purpose in the Borough of Manhattan, the City of New York, accompanied (if so required by the Company) by instruments of registration of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his duly authorized attorney. If as a result of a Change in Control the holder exercises its option to require the Company to repurchase this Debenture, such right to convert shall terminate upon receipt by the Company of written notice of exercise of such option (unless the Company shall default in making the repurchase payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Debenture is repurchased). No adjustment is to be made on conversion for interest accrued hereon or for dividends on Common Stock issued on conversion.

                However, Debentures surrendered for conversion during the period between the close of business on any interest payment record date and the close of business on the corresponding interest payment date (except Debentures called for redemption on a redemption date) must be accompanied by payment of an amount equal to the interest payment to be received on such interest payment date with respect to such Debenture presented for conversion. No fractional shares will be issued upon any conversion but, subject to the conditions provided in the Indenture, the Company will deliver a check for the market value of the fractional share.

                Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

                No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, trustee or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or owner hereof, as more fully provided in the Indenture.

                All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                AND WHEREAS, all acts and things necessary to make the Debentures, when executed and delivered by the Company and authenticated by the Trustee and delivered as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement, have been done and performed, and the execution and delivery of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes and delivers this Indenture and proposes to make, execute, issue and deliver the Debentures;

                NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                That in order to declare the terms and conditions upon which the Debentures are and are to be authenticated, issued and held, and in consideration of the premises, of the purchase and acceptance of the Debentures by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                SECTION  1.01.  Definitions.  The terms  defined in this Section
1.01 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of l939 or which are by reference in such act defined in the Securities Act of l933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture.

Board of Directors:

                The term "Board of Directors" shall mean the board of directors of the Company.

Business Day:

                The term "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in The City of New York are authorized by law, or required by executive order, to close.

Change in Control:


                The term  "Change  in  Control"  shall be as  defined in Section
3.06.

Claim:
                The term "claim" shall be defined in Section 13.01.

Closing Price:

                The term "Closing Price" shall mean the last sale price as shown on the Composite Tape of The New York Stock Exchange, Inc., or, in case no such sales take place on such day, the average of the closing bid and asked prices on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any

New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose (other than the Company or a subsidiary thereof).

Common Stock:

                The term "Common Stock" shall be as defined in Section 4.04(i).

Company:

                The term "Company" shall mean General DataComm Industries, Inc. and, subject to the provisions of Article Twelve,shall also include its successors and assigns.

Conversion Rate; Conversion Price:

                The term "Conversion Rate" shall mean the number of shares of Common Stock for which each $1,000 principal amount of Debentures may be converted from time to time as provided in Article Four. The relationship between the Conversion Rate and the "Conversion Price" shall be such that the conversion price shall equal $1,000 divided by the Conversion Rate.

Convertible Exchangeable Preferred Stock:

                The term "Convertible Exchangeable Preferred Stock" shall mean the Company's 9% Cumulative Convertible Exchangeable Preferred Stock ($l.00 par value per share).

Corporate Trust Office of the Trustee:

                The term "Corporate Trust Office of the Trustee", or any similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date of the execution of this Indenture, located at 2 Broadway, New York, N.Y. 10004.

Date of Conversion:

                The term "Date of Conversion" with respect to any Debenture shall mean the date on which such Debenture shall be surrendered for conversion in accordance with the provisions of Article Four.

Debenture or Debentures:

                The term "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

Debenture Registrar:

                The term "Debenture Registrar" shall be as defined in Section 2.05.

Debentureholder:

                The terms "Debentureholder", "holder of Debentures", "holders", or other similar terms, shall mean the registered holder of any Debenture.

Depositary:

                The term "Depositary" shall mean with respect to any securities issued in whole or in part in the form of one or more Global Securities, the clearing agency that is registered under the Securities Exchange Act of 1934 and designated to act as Depositary for such securities, as contemplated by Section
2.12 or any successor clearing agency registered under the Securities Exchange Act of 1934 as contemplated by Section 2.12.

Event of Default:

                The term "Event of Default"  shall mean any event  specified  in
Section 7.0l continued for the period of time, if any, therein designated.

Execution of Debentures:

                A Debenture which is signed in accordance with the provisions of
Section 2.04 of this Indenture or which bears the facsimile signatures permitted by such provisions shall be deemed to be executed, and the time of such execution shall be deemed to be the time that such signing occurs or such facsimile signatures are imprinted or otherwise reproduced on such Debenture.

Indenture:

                The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented, as so amended or supplemented.

Interest Payment Date:

                The term "Interest Payment Date" shall mean each March 30 and September 30.

Interest Payment Record Date:

                The term  "Interest  Payment Record Date" shall be as defined in
Section 2.03.

Market Price:

                The term "Market Price" shall be as defined in Section 4.04(d).

Market Rate:

                The term "Market Rate" shall be as defined in Section 3.07.

9% Debentures:

                         The term "9% Debentures" shall mean the Company's 9%
Convertible Subordinated Debentures due 2006.

Obligations:

                The term "Obligations" shall be as defined in Section 13.01.

Officers' Certificate:

                The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Each zsuch certificate shall include the statements provided for in Section l6.06.

Opinion of Counsel:

                The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel who shall be satisfactory to the Trustee, and who may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section l6.06.

Outstanding:

                The term "Outstanding", when used with reference to Debentures, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except

                         (a)  Debentures theretofore canceled by the Trustee or
delivered to the Trustee for cancellation;

                         (b)  Debentures or portions thereof for the payment or
redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee, provided that if such Debentures or portions are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                         (c)  Debentures in lieu of or in substitution for which
other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.07.

Person:

                The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity

Put Repurchase Date:

                The term "Put Repurchase Date" shall be as defined in Section 3.07.

Put Repurchase Right:

                The term "Put Repurchase Right" shall be as defined in Section 3.07.

Put Repurchase Right Notice:

                The term "Put  Repurchase  Right  Notice" shall be as defined in
Section 3.07.

Registered Holder:

                The term "Registered Holder" shall mean the person or persons in whose name or names a particular Debenture shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

Repurchase Date:

                The term "Repurchase Date" shall be as defined in Section 3.06.

Repurchase Right Notice:

                The  term  "Repurchase  Right  Notice"  shall be as  defined  in
Section 3.06.

Responsible Officer:

                The term "Responsible Officer" when used with respect to the Trustee shall mean the chairman of the board of directors, the president, any vice president, the secretary, the treasurer, any trust officer, the cashier, any second or assistant vice president, any assistant trust officer, any assistant secretary, any assistant treasurer, any assistant cashier, or any other officer or assistant officer of the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

Senior Indebtedness:

                  The term "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on: (a) any and all other indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company) other than the Debentures, whether or not contingent and whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which (i) is for money borrowed; (ii) is evidenced by any bond, note, debenture or similar instrument; (iii) represents the unpaid balance on the purchase price of any property, business, or asset of any kind; (iv) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) is a reimbursement obligation of the Company with respect to letters of credit; (vi) is an obligation of the Company with respect to interest swap obligations and foreign exchange agreements; or (vii) is an obligation of others secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company are subject, whether or not the obligations secured thereby shall have been assumed by the Company or shall otherwise be the Company's legal liability, and
(b) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to above; provided that Senior Indebtedness shall not include (i) the Debentures; (ii) any indebtedness or obligation of the Company which, by its terms or the terms of the instrument creating or evidencing it, is both subordinated to any other indebtedness or obligations of the Company and is not superior in right of payment to the Debentures; (iii) any indebtedness or obligation of the Company to any of its subsidiaries; and (iv) any indebtedness or obligation which is both incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and constitutes an unsecured trade payable. The term Senior Indebtedness does not include the Company's 9% Debentures if issued in exchange for the Company's Convertible Exchangeable Preferred Stock.

Senior Indebtedness Default:

                The term "Senior Indebtedness Default" shall mean the occurrence of any default in the payment of principal, premium, if any, sinking fund, or interest upon any Senior Indebtedness or any event of default, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof, or its or their designated representatives, or any trustee under any instrument under which the same is outstanding, to declare such Senior Indebtedness due and payable prior to the stated maturity thereof.

Senior Subordinated Exchange Notes:

                The term "Senior Subordinated Exchange Notes" shall be as defined in Section 3.07.

Senior Subordinated Indebtedness:

                The term "Senior Subordinated Indebtedness" shall mean the Debentures and other indebtedness of the Company that specifically provides that such indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of the Company and is not subordinated by its terms to any indebtedness of the Company which is not Senior Indebtedness.

Subsidiary:

                The term "Subsidiary" shall mean any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Company or by any subsidiary or subsidiaries, or by the Company and one or more subsidiaries.

Trading Day:

                The term "Trading Day" shall mean a day on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on such Exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business.

Trustee:

                The term "Trustee" shall mean the Trustee under this Indenture for the time being, whether original or successor.

Trust Indenture Act of 1939:

                The  term  "Trust  Indenture  Act  of  1939",   subject  to  the
provisions of Sections 11.01 and 11.02, shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture.


                                   ARTICLE TWO

                 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                             EXCHANGE OF DEBENTURES

                SECTION 2.01. Amount, Authentication and Delivery of Debentures.
(a) The Company may issue the Senior Subordinated Exchange Notes in an aggregate principal amount not to exceed $25,000,000 in exchange for Debentures in accordance with the provisions of Section 3.07. The Senior Subordinated Exchange Notes will have and be subject to all of the same terms and provisons as the Debentures under this Indenture and shall be governed by this Indenture to the extent permitted by law except that the provisions of Article Four will not apply and the Senior Subordinated Exchange Notes will bear a separate rate of interest determined in accordance with the provisions of Section 3.07.
References to the Debentures shall be deemed to also refer to the Senior Subordinated Exchange Notes except with respect to the provisons of Article Four and the rate of interest.

                (b) Debentures, for not to exceed the aggregate principal amount of twenty-five million dollars ($25,000,000), except as provided in Section 2.07, may, upon the execution of this Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, without further action by the Company.

                SECTION 2.02. Form of Debentures and Trustee's Certificate.  The
Debentures and the Trustee's certificate of authentication to be borne by the Debentures shall be substantially of the tenor and purport as in this Indenture above recited, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made or as may be required to comply with anylaw or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debentures may be listed, or to conform to usage.

                SECTION  2.03.  Date  of  Debentures  and   Denominations.   The
Debentures shall be issuable as registered Debentures without coupons in denominations of One Thousand Dollars ($1,000) and integral multiples thereof.

                Except as provided in the next sentence, the Debentures shall be dated the date of authentication and shall bear interest from the date of the issuance, payable semi-annually on March 30 and September 30, commencing March 30, 1998, or, if interest to any March 30 or September 30 has been paid or duly provided for, from the March 30 or September 30, as the case may be, next preceding the date thereof to which interest has been paid or duly provided for, unless such date is a date to which interest has been paid or duly provided for, in which case they shall bear interest from the date thereof. However, so long as there shall be no existing default in the payment of interest on the Debentures, each Debenture authenticated after the close of business on the record date (as hereinafter defined) for any interest payment date and prior to such Interest Payment Date shall bear interest from such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, then all such Debentures shall bear interest from March 30 or September 30, as the case may be, next preceding the date of such Debentures to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for on the Debentures, from the date of authentication of the Debentures. The term "record date" as used with respect to a semi-annual Interest Payment Date shall mean the March 15 or September 15, as the case may be, next preceding such Interest Payment Date.

                The person in whose name any Debenture is registered at the close of business on the record date with respect to a semi-annual Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Debenture upon any registration of transfer or exchange thereof subsequent to such record date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names the Debentures are registered on a record date fixed by the Company for the payment of such defaulted interest by notice given by mail by or on behalf of the Company to the holders of Debentures not less than 15 days preceding such record date, which record shall be not more than 15 days nor less than 5 business days before the date for such payment.

                If any Debenture or portion thereof is called for redemption on a redemption date after the close of business on the record date next preceding any March 30 or September 30 and before the opening of business on such March __, or September 30 and notice of such redemption has been mailed and funds for such redemption have been duly provided, interest accrued to the redemption date on such Debenture or portion so called shall be paid only against surrender of the Debenture for redemption in accordance with said notice.

                SECTION 2.04. Execution and Authentication of Debentures and Use of Temporary Debentures. The Debentures shall be signed on behalf of the Company by, or bear the facsimile signature of, its Chairman of the Board, President or a Vice President, under its corporate seal attested by the manual or facsimile signature of its Secretary or an Assistant Secretary or the Treasurer. Such facsimile signatures may be imprinted or otherwise reproduced on the Debenture. The Company may adopt and use the signature or facsimile signature of any person who shall be any such officer of the Company at the time of the execution of Debentures, irrespective of the date as of which the same shall be executed, or of any person who shall have been any such officer of the Company, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of, he shall have ceased to be such officer of the Company. The seal of the Company may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures.

                Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated hereunder and that the holder is entitled to the benefits of this Indenture.

                Pending the preparation of definitive Debentures, the Company may execute, and upon Company orders the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

                If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 5.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

              SECTION 2.05. Exchange, Registration and Transfer of Debentures. The Company shall keep at the Corporate Trust Office or agency to be maintained by the Company as provided in Section 5.02 a register in which, subject to such reasonable regulations as it may prescribe, it will register all Debentures and upon surrender of any Debenture for registration of transfer at such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount of Debentures of any authorized denominations.

                Unless and until otherwise determined by the Company by resolution of its Board of Directors, the register of the Company in the Borough of Manhattan, City and State of New York, for the purpose of registration, exchange or registration of transfer of the Debentures shall be kept at the Corporate Trust Office of the Trustee and, for this purpose, the Trustee is hereby initially designated "Debenture Registrar".

                The several authorized denominations of Debentures shall be interchangeable in equal aggregate principal amounts. Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Company for the purpose as provided in Section 5.02 and the Company shall execute and register the transfer thereof and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

                All Debentures presented or surrendered for registration of transfer, exchange, redemption, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the registered holder or his attorney duly authorized in writing.

                For any exchange or registration of transfer or conversion or redemption of Debentures, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any tax or other governmental charge that may be imposed in relation thereto. No service charge shall be made for any such transaction.

                SECTION 2.06. When Company Not Required To Make Transfers or Exchanges. The Company shall not be required to register the transfer of or exchange Debentures for a period of l5 days next preceding any selection of Debentures to be redeemed, nor shall it be required to register the transfer of or exchange any Debentures or portions thereof called or being called for redemption in whole or in part except, in the case of any Debentures to be redeemed in part, the portion thereof not so to be redeemed.

                SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debenture of like tenor, bearing a number not contemporaneously outstanding and such notation as may be required by the rules and regulations of any national securities exchange upon which the Debentures are, or are to be, listed, in exchange and substitution for the mutilated Debenture or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity or both as may be required by them to save each of them, and, if requested, any paying agents and Debenture Registrars of the Company, harmless from all risk, however remote, and the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the mutilation, destruction, loss or theft of the applicant's Debenture and of the ownership thereof. Subject to its receipt of such security or indemnity or both and of such evidence, the Trustee shall authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issue of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees, of the Company, the Trustee, and any paying agent or Debenture Registrar, connected therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and evidence to the satisfaction of the Company and the Trustee of the mutilation, destruction, loss or theft of such Debenture and of the ownership thereof.

                Every  Debenture  issued  pursuant  to the  provisions  of  this
Section in substitution for any Debenture which is alleged to have been destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and such new Debenture shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, or payment of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereinafter enacted to the contrary with respect to the replacement, or payment of negotiable instruments or other securities without their surrender.

                SECTION  2.08.  Cancellation  of  Surrendered  Debentures.   All
Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall be delivered to the Trustee and shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. Unless otherwise directed by the

Company, the Trustee shall cremate or destroy by shredding canceled Debentures and deliver a certificate thereof to the Company. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee, or surrendered to the Trustee, for cancellation.

                SECTION 2.09. Debentureholders and Senior Indebtedness. Nothing in this Indenture or in the Debentures, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debentures and, to the extent provided in Article Thirteen, the holders of Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained, all of the covenants, conditions and provisions herein being for the sole benefit of the parties hereto and of the holders of the Debentures and, to the extent aforesaid, the holders of Senior Indebtedness.

                  SECTION 2.10. Persons Deemed Owners. Prior to due presentment of Debentures for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Debentures are registered as the owner of such Debentures for purpose of receiving payment of principal of, and (subject to Section 2.05) interest on such Debentures and for all other purposes whatsoever, whether or not such Debentures are overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.11. CUSIP Numbers. The Company in issuing Debentures shall use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notice of redemption and repurchase as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Debentures or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Debentures, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers.

                SECTION 2.12. Global Securities. The Debentures, unless registered under the Securities Act of 1933, as amended ("Securities Act") shall be issued initially in the form of one or more "Restricted Global Securities" The Depositary or its nominee shall be the holder of the Global Securities, and owners of beneficial interests in the Security represented by the Global Securities shall hold such interests pursuant to the procedures and practices of the Depositary. Any such owner's beneficial ownership of any such Debentures will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee. Transfer of interests in a Global Security shall be subject to the provisions of Section 2.05. All interests in a Global Security may be subject to the procedures and requirements of the Depositary.

         Unless the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Security or ceases to be a "Clearing Agency" registered under the Securities Exchange Act of 1934 ("Exchange Act") or announces an intention permanently to cease business or does in fact do so and a successor Depositary is not appointed by the Company within 90 days of such notice, owners of beneficial interests in a Global Security will not be entitled to have any portions of such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered the owners or holders of the Global Security. Any Global Security exchanged upon the occurrence of an event described in the preceding sentence shall be so exchanged in whole and not in part. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

         Securities issued in exchange for a Global Security or any portion thereof pursuant to the preceding paragraph above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the preceding paragraph, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive form.

         Except as otherwise set forth in the Indenture or a Global Security, owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under the Indenture with respect to such
Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

         The Depositary shall be a clearing agency registered under the Exchange Act. Initially, any and all Global Securities issued hereunder shall be issued to the Depositary, registered in the name of Cede & Co. as the nominee of the Depositary, and deposited with the Trustee, as custodian for The Depositary Trust Company.


                                  ARTICLE THREE

                            REDEMPTION OF DEBENTURES

                SECTION 3.01. Debentures Redeemable. Subject to the provisions of Article Thirteen hereof, the Company may, at its option, redeem the Debentures, in whole or in part, at any time on and after September 30, 2000, and prior to maturity, on not less than 30 nor more than 60 days' notice to each Debentureholder, at the redemption prices (expressed as percentages of the principal amount thereof to be redeemed) set forth in the tabulation in the form of Debenture provided for herein, in each case, with accrued interest to the date of redemption (but if the date fixed for redemption is a semi-annual interest payment date, the interest installment payable on such date shall, subject to Section 2.03, be paid to the holder at the close of business on the preceding record date), provided, however, that the Debentures may not be redeemed on or after September 30, 2000 and prior to September 30, 2001 unless the Closing Price of the Common Stock has equaled or exceeded l50% of the Conversion Price per share then in effect for at least 20 trading days within 30 consecutive trading days ending within five trading days before notice of redemption is mailed.

                SECTION 3.02. Notice of Redemption. In case the Company shall desire to exercise such right to redeem all or any part of the Debentures in accordance with the right reserved so to do, it shall give notice of such redemption to holders of the Debentures to be redeemed in whole or in part as hereinafter in this Section provided.

                Notice of redemption to the holders of Debentures to be redeemed, in whole or in part, shall be given by mailing, first class postage prepaid, a notice of such redemption not later than on the thirtieth day, and not earlier than on the sixtieth day, before the date fixed for redemption to such holders at their last addresses as they shall appear upon the registration books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give notice by mail, or any defect in the notice to the holder of any Debentures designated for redemption in whole or in part, shall not affect the validity of the proceedings for the redemption of any other Debentures.

                Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Debentures are to be redeemed, and shall specify where payment of the redemption price is to be made, upon presentation and surrender of such Debentures, and shall state that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that from and after said date interest thereon will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Debentures or portions thereof into Common Stock will terminate. In case any Debenture is to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or an integral multiple of $1,000) and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

                If less than all the Debentures are to be redeemed, the Company shall give the Trustee 45 days prior written notice, or such shorter notice as may be acceptable to the Trustee, in advance of the redemption date as to the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select the particular Debentures or parts thereof so to be redeemed by lot, pro rata, or according to such other method as the Trustee shall deem proper in its discretion and shall thereafter promptly notify the Company in writing of the numbers of the Debentures (or portions thereof) to be redeemed provided that no Debentures shall be redeemed; in part in amounts other than $1,000 or integral multiples thereof. For the purpose of determining the Debentures to be redeemed, the Trustee need not treat as outstanding any Debentures authenticated within l5 days prior to its selection.

                SECTION 3.03. Debentures Called for Redemption Due and Payable. If the giving of notice of redemption shall have been completed as provided in
Section 3.02, the Debentures or portions of Debentures specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date of redemption (unless the Company shall default in the payment of such Debentures or portions thereof at the redemption price, together with interest accrued thereon to the date fixed for redemption) interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue. On presentation and surrender of such Debentures on or after said date at said place of payment in said notice specified, the said Debentures shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

                SECTION 3.04. Deposit of Redemption Moneys. Anything in this Indenture contained to the contrary notwithstanding, if the giving of the notice of redemption shall have been completed as provided in Section 3.02, and if the Company shall have deposited in trust with the Trustee funds (to be immediately available for payment) sufficient to redeem the Debentures to be redeemed on the date fixed for redemption, at the applicable redemption price, together with interest accrued to the date fixed for redemption, then all obligations of the Company in respect of such Debentures shall cease and be discharged and subject to the provisions of Article Fourteen, the holders of such Debentures shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture, or in respect of such Debentures.

                SECTION 3.05. Redemption in Part. Upon presentation and surrender of any Debenture which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in principal amount equal to the unredeemed portion of the Debenture so presented.


                  SECTION 3.06. Redemption Following Change in Control. (a) Each holder of Debentures shall have the right, as provided in this Section 3.06, upon a Change in Control (as defined in this Section 3.06), subject to certain conditions and restrictions, to require the Company to repurchase and, upon exercise of such holder's right, the Company shall repurchase all or any part (in integral multiples of $1,000) of their Debentures at a repurchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Repurchase Date (as defined herein), in cash. The Company shall have the right to satisfy such repurchase obligation by the issuance and delivery of shares of its Common Stock valued at the Market Price (as defined herein) in exchange for certificates evidencing the Debentures.


                  (b) The term "Change in Control" as used in this Section 3.06 means the occurrence of any of the following events after the date of original issuance of the Debentures: (i) any person (including any entity or group deemed to be a "person" under Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the direct or indirect beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of shares of the Company's capital stock representing greater than 50% of the total voting power of all shares of capital stock of the Company entitled to vote in the election of Directors under ordinary circumstances or to elect a majority of the Board of Directors of the Company, (ii) the Company sells, transfers or otherwise disposes of all or substantially all of the assets of the Company, (iii) when, during any period of 12 consecutive months after the date of original issuance of the Debentures, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office (excluding from such calculation any election of directors by holders of Convertible Exchangeable Preferred Stock), or (iv) the date of the consummation of the merger or consolidation of the Company with another Person where the stockholders of the Company immediately prior to the merger or consolidation would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Person issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or where members of the Board of Directors of the Company immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the Company issuing cash or securities in the merger or consolidation.

                  (c) Each holder of Debentures shall have the right effective for 30 days following the receipt of a notice disclosing such Change in Control (the "Repurchase Right Notice") to require the Company to repurchase all or any part (in integral multiples of $1,000) of such holder's Debentures, on the date (the "Repurchase Date") that is no later than 45 days after the date of the Repurchase Right Notice, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Repurchase Date with respect to such Debentures. On or before the 30th day following any Change in Control, the Company, or at the request of the Company, the transfer agent, shall mail the Repurchase Right Notice to each holder of record of the Debentures stating (i) that a Change in Control has occurred and that such holder has the right to require the Company to repurchase such holder's Debentures, (ii) the Repurchase Date, (iii) the date by which the right to cause repurchase must be exercised, (iv) the price at which such repurchase is to be made, if the right to cause repurchase is exercised and (v) a description of the procedure which such holder must follow to exercise a right to cause repurchase and whether or not the Company presently intends to deliver shares of its Common Stock in payment therefor. No failure of the Company to give the foregoing notice shall limit any such holder's right to exercise a repurchase right. To exercise the repurchase right, on or before the 30th day after the date of the Repurchase Right Notice, holders of Debentures must deliver written notice to the Company (or an agent designated by the Company for such purposes) of the holder's exercise of such right, together with the certificate for such Debentures with respect to which the right is being exercised, duly endorsed for transfer. Such written notice shall be irrevocable except with respect to conversions permitted prior to the Repurchase Date. If the Repurchase Date is between a regular record date for the payment of interest and the next succeeding Interest Payment Date, any Debentures to be repurchased must be accompanied by payment of an amount equal to the interest, payable on such next succeeding Interest Payment Date on the amount to be repurchased, and interest will be paid on such next succeeding Interest Payment Date to the registered holder of such Debentures on the immediately preceding record date. Debentures repurchased on an Interest Payment Date need not be accompanied by any payment, and the interest on Debentures being repurchased will be paid on such Interest Payment Date to the registered holder of such Debentures on the corresponding record date. The Company shall have 10 days from receipt of such exercise to notify the holder whether the Company will redeem the Debentures and/or deliver shares of Common Stock in satisfaction of its obligations hereunder.

SECTION 3.07. Redemption at Option of Holders. Each holder of Debentures shall have the right ("Put Repurchase Right") effective during the day 30 period commencing September 30, 2000, to give the Company a notice (the "Put Repurchase Right Notice") to require the Company to repurchase all or any part (in integral multiples of $1,000) of such holder's Debentures, on the date (the "Put Repurchase Date") that is no later than 15 days after the expiration of such 30 day period for providing the Put Repurchase Right Notice, either, at the Company's option, in cash at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Put Repurchase Date with respect to such repurchased Debentures or in exchange for Senior Subordinated Exchange Notes as described below. To exercise the Put Repurchase Right, a holder of Debentures must deliver the Put Repurchase Right Notice to the Company (or an agent designated by the Company for such purposes) of the holder's exercise of such Put Repurchase Right, together with the certificate for such Debentures with respect to which the Put Repurchase Right is being exercised, duly endorsed to the Company for transfer, with signature guaranteed to the reasonable satisfaction of the Company or its said agent. Such written Put Repurchase Right Notice shall be irrevocable from and after the date of such Put Repurchase Right Notice. If the Put Repurchase Date is between a regular record date for the payment of interest and the next succeeding Interest Payment Date, any Debentures to be repurchased must be accompanied by payment of an amount equal to the interest, payable on such next succeeding Interest Payment Date on the amount to be repurchased, and interest will be paid on such next succeeding Interest Payment Date to the registered holder of such Debentures on the immediately preceding record date. Debentures repurchased on an Interest Payment Date need not be accompanied by any payment, and the interest on Debentures being repurchased will be paid on such Interest Payment Date to the registered holder of such Debentures on the corresponding record date. The Company shall have 10 days from receipt of such Put Repurchase Right Notice, to notify the holder of the Debentures with respect to which such Put Repurchase Right Notice was given, whether the Company will redeem the Debentures for cash and/or deliver to such holder Senior Subordinated Notes due 2002 ("Senior Subordinated Exchange Note(s)"), in satisfaction of the Company's obligations with respect to the Put Repurchase Right of such holder under this Section 3.07, for such Debentures. Failure of the Company to duly give notice to such holder within such 10 day period shall not affect the Company's obligation to repurchase the Debentures in accordance with the terms of this Section 3.07 or the Company's right to elect to repurchase the Debentures for either, at its option, cash or Senior Subordinated Exchange Notes as set forth herein. Such Senior Subordinated Exchange Notes will be subordinated to the same extent as the Debentures, rank pari passu with the Debentures and will be governed by this Indenture to the extent permitted by law and will have all the same terms and conditions as the Debentures including the same subordination provisions, maturity date, Interest Payment Date and Interest Record Date, but will not be convertible into Common Stock of the Company and will bear a separate rate of interest. The Senior Subordinated Exchange Notes will bear interest at a rate in order for the Senior Subordinated Exchange Notes to have a market value of 100% of their principal amount on the Put Repurchase Date as determined by a nationally recognized investment banking firm chosen by the Company (which rate shall in no event be greater than the rate permitted by law), provided the interest rate on the Senior Subordinated Exchange Notes shall not exceed 14% per annum. As soon as such interest rate is determined, the Company and the Trustee will execute a supplement to this Indenture, as may be required by law, governing such issuance of the Senior Subordinated Exchange Notes.


                                  ARTICLE FOUR

                            CONVERSION OF DEBENTURES

                SECTION 4.01. Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Article Four, at the option of the holder, any Debenture, or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may, at any time during usual business hours prior to September 30, 2002 (or if such Debenture or portion thereof is called for redemption prior to September 30, 2002, then in respect of such Debenture or portion thereof to and including but not after the close of business on the date fixed for such redemption unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Debenture is redeemed), be converted into fully paid and nonassessable shares of Common Stock of the Company at the equivalent Conversion Rate then in effect. If as a result of a Change in Control the holder exercises its option to require the Company to repurchase the Debenture, such right to convert shall terminate upon receipt by the Company of written notice of exercise of such option unless the Company shall default in making the repurchase payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Debenture is repurchased. The Conversion Rate shall be adjusted in certain instances as provided in Section
4.04. The price at which the Company's Common Stock shall be delivered upon conversion shall be initially U.S. $6.86 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 4.04.

                SECTION 4.02. Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any Debenture to be converted shall surrender such Debenture at any office or agency to be maintained by the Company for that purpose pursuant to Section 5.02, and shall give written notice to the Company at such office or agency that the holder elects to convert such Debenture or a specified portion thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be accompanied by instruments of transfer, in form satisfactory to the Company and the Trustee, duly executed by the holder or his duly authorized attorney. As promptly as practicable after the receipt of such notice and the surrender of such Debenture as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article Four and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 4.03. In the case of any Debenture which is converted in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, without service charge, a new Debenture or Debentures as requested by such holder in an aggregate principal amount equal to the unconverted portion of the principal of such Debenture. Each conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Company or its conversion agent and such Debenture shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that if the transfer books of the Company for Common Stock shall be closed on said date, the Company shall not be required to issue any shares on such conversion until the date on which such transfer books shall be reopened and such person or persons shall not be deemed to have become the holder or holders of record of such shares until the date on which such transfer books shall be reopened, but such conversion shall be nevertheless be effected when such transfer books shall be reopened at the Conversion Rate in effect on and otherwise as of the date on which such Debenture shall have been surrendered to and such notice received by the Company as aforesaid. The Company covenants and agrees that its books for the transfer of Common Stock shall not be closed during any period which includes a record date for a dividend or other distribution on Common Stock. However, Debentures surrendered for conversion during the period between the close of business on any Interest Payment Record Date and the close of business on the corresponding Interest Payment Date (except Debentures called for redemption on a redemption date) must be accompanied by payment of an amount equal to the interest payment to be received on such Interest Payment Date with respect to such Debentures presented for conversion. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on the Interest Payment Record Date next preceding an Interest Payment Date, no adjustment shall be made for interest accrued on any Debenture that shall be converted or for dividends on any Common Stock that shall be issued upon the conversion of such Debenture as provided in this Article Four.

                SECTION 4.03. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversions of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures, the Company shall pay a cash adjustment (calculated to the nearest cent) in respect of such fractional interest in an amount equal to the Closing Price of such fractional interest on the trading day immediately preceding the date upon which such Debenture or Debentures are surrendered for conversion. The Closing Price of the Common Stock on any trading day shall be computed on the basis of the last sale price of the Common Stock as shown on the Composite Tape of the New York Stock Exchange on such trading day, or, if there be no such sale price on such day, the average of the closing bid and asked prices per share of the Common Stock on such Exchange on such trading day. If the Common Stock is not at the time listed or admitted to trading on such Exchange, such Closing Price shall be the average of the closing bid and asked prices on such trading day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose (other than the Company or a subsidiary thereof).


                  SECTION 4.04. Adjustment of Conversion Rate and Conversion Price. The conversion rate shall be adjusted from time to time as follows:

                  (a) In case the Company shall, at any time or from time to time while any Debentures are outstanding, (i) issue shares of its Common Stock as a dividend or distribution on the Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion price and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which such holder would have owned or have been entitled to receive immediately following such action had such Debentures been converted immediately prior thereto. An adjustment made pursuant to this Section 4.04(a) shall become effective retroactively to immediately after the opening of business on the day following the record date in the case of an issuance and shall become effective immediately after the opening of business on the day following the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section 4.04(a), the holder of any Debentures thereafter surrendered for conversionshall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine
         the  allocation  of  the  adjusted   Conversion  Price  and/or
         Conversion Rate between or among shares of such classes of capital stock.

                  (b) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or options or warrants to all holders of shares of its Common Stock entitling them to subscribe for or acquire shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the current market price per share of Common Stock (as defined in Section 4.04(d), at such record date, the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current Market Price. For the purposes of this Section 4.04(b), the issuance of rights, options or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the share of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock; provided, however, that if all of the shares of Common Stock subject to such rights, options or warrants have not been issued when such rights, options or warrants expire, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such rights, options or warrants been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, options or warrants. An adjustment made pursuant to this Section 4.04(b) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                (c) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, distribute to all holders of shares of its Common Stock evidences of its indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or retained earnings or dividends payable in shares of Common Stock) or rights, options or warrants to subscribe for securities of the Company or any of its subsidiaries (excluding those referred to in Section 4.04(b)), then in each such case the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current Market Price per share (determined as provided in Section 4.04(d)) of the Common Stock on the record date referred to below, and the denominator of which shall be such current Market Price per share of the Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or securities or assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (d) For the purpose of any computation under Section 4.04(b), and 4.04(c), the current Market Price of a share of Common Stock on any date shall be the average of the daily Closing Prices for 10 consecutive Trading Days ending on the last Trading Day before the day in question.

                  (e) The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 4.04(a), 4.04(b), and 4.04(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision or combination of shares of Common Stock, issuance of rights, options or warrants, evidences of indebtedness or assets (other than cash dividends payable out of consolidated earnings or retained earnings) referred to above, shall not be taxable to the stockholders.

                  (f) In any case in which this Section 4.04 shall require that an adjustment be made retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section 4.04(h)) issuing to the holder of any Debentures converted after such record date (i) the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above (ii) the shares of Common

         Stock and other capital stock of the Company issuable upon such conversion on the basis of the conversion rate prior to adjustment.

                  (g) Notwithstanding any other provisions of this Section 4.04, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% in such Conversion Rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

                  (h) Whenever an adjustment in the Conversion Rate is required, the Company shall forthwith place on file with the Trustee a statement signed by its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or a Senior Vice President and by its Secretary, Assistant Secretary or Treasurer, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Company or Trustee shall mail a notice thereof to each holder of Debentures.

                  (i) The term "Common Stock" as used in this Indenture means the Company's Common Stock, $.10 par value, as the same exists at the date of original issuance of the Debentures or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section 4.04(a), the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of its Common Stock, the Conversion Rate of such other shares so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs
         (a) through (g) of this Section  4.04,  and the  provisions  of Section
         4.01 through 4.03 and 4.05 through 4.11 with respect to the Common Stock shall apply on like or similar terms to any such other shares.

                  (j) The Conversion Price shall be adjusted on March 30, 1998 and on September 30, 1999 (each a "Reset Date") to the average Closing Price of the Common Stock for the ten (10) trading days preceding a Reset Date plus 12% thereof if lower than the initial Conversion Price; provided, however, in no event shall the Conversion Price be reset at a price lower than 15% below the initial Conversion Price as determined on the date of issuance or be reset on September 30, 1999 at a price higher than the Conversion Price set on March 30, 1998.

                  SECTION 4.05. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege. In case of (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Debentures (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination), or (b) any consolidation or merger of the Company with one or more other corporations or entities (other than a consolidation or merger in which the Company is the continuing company and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures), or (c) any sale or conveyance to another company or other entity of all or substantially all of the property of the Company, then, subject to the applicable rights of the holders upon a Change in Control (as hereinbefore defined), the Company, or such successor company or other entity, as the case may be, shall make appropriate provision so that the holder of each Debenture then outstanding shall have the right to convert such Debenture into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.05. If in connection with any such reclassification, consolidation, merger, sale, transfer, or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company will provide or cause to be provided to each holder of the Debentures the right to elect to receive the securities, cash or other assets into which the Debentures held by such holder will be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election will be made and the effect of failing to exercise the election). The provisions of this
Section 4.05 shall apply similarly to successive consolidations, mergers, sales reclassifications, transfers, exchanges or conveyances.

                SECTION 4.06. Cancellation of Converted Debentures. All Debentures or portions thereof surrendered for conversion shall ipso facto on the conversion thereof be extinguished and shall be canceled and disposed of as provided in Section 2.08, and no Debentures shall be issued under the Indenture in lieu thereof.

                SECTION  4.07.   Taxes  on   Conversion.   The  issue  of  stock
certificates on conversions of Debentures shall be made without charge to the converting

Debentureholder for any issue tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                SECTION 4.08. Company to Reserve Stock. The Company shall at all times reserve and keep available, free from pre-emptive rights out of its authorized but unissued stock, for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Common Stock, as shall from time to time be sufficient to effect the conversion of all outstanding Debentures.

                SECTION 4.09. Covenant as to Common Stock. As a condition precedent to the taking of any action which would cause an adjustment reducing the then prevailing Conversion Price below the then par value, if any, per share of Common Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue its Common Stock as fully paid and nonassessable stock at the adjusted conversion price upon conversion of Debentures in accordance with the provisions of this Article Four.

                If registration with or approval of any governmental authority under any federal or state law is required before any Common Stock may be validly issued upon conversion, the Company covenants that it will take such action as may be necessary to secure such registration or approval, as the case may be.

                SECTION 4.10.  Notice of Certain Corporate Action.  In case:

                         (a) the Company shall declare a dividend or any other
distribution on shares of its Common Stock payable otherwise than in cash out of its consolidated earnings or retained earnings or in Common Stock; or

                         (b) the Company shall authorize the granting to all of
the holders of shares of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class (or securities convertible into or exchangeable for shares of capital stock of any class) or of any other rights or warrants; or

                         (c) of any reclassification or change of shares of
Common Stock of the Company, or of any consolidation or merger of the Company with one or more other corporations, or of the sale or conveyance of all or substantially all of the property of the Company;

                       (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                       (e) the Company or any subsidiary shall commence a tender offer for all or a portion of any class of the Company's outstanding shares of Common Stock that would require an adjustment of the Conversion Price pursuant to Section 4.04;

then the Company shall cause notice thereof to be mailed to the Trustee, to the office or agency maintained by the Company for the purpose of conversion of Debentures and to each holder of Debentures, at his address appearing on the registry books of the Company, at least 20 days (or l0 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation winding-up or tender offer is expected to become effective, and the date as of which it is expected that the holders of Common Stock of record to be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding-up or tender offer shall be determined. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of any such action set forth in clause (a), (b), (c), (d) or (e) above.

                SECTION 4.11. Disclaimer of Responsibility of Trustee, etc. Neither the Trustee, subject to the provisions of Section 8.0l, nor any conversion agent shall at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any paying agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Debenture for the purpose of conversion or, subject to Section 4.0l, to comply with any of the covenants of the Company contained in this Article Four.

                                  ARTICLE FIVE

                       PARTICULAR COVENANTS OF THE COMPANY

                The Company covenants and agrees as follows:

                SECTION 5.01. Payment of Principal of and Interest on Debentures. The Company will duly and punctually pay or cause to be paid the principal of and interest on each of the Debentures at the time and place and in the manner provided in the Debenture. The Company shall pay interest on overdue principal and interest at the rate borne by the Debentures to the extent lawful. An installment of principal or interest shall be considered paid on the date it is due if the payment agent holds on or prior to that date money deposited by the Company in immediately available funds and designated for and sufficient to pay such amount due and the payment agent is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of the Indenture.

                SECTION 5.02. Maintenance of Offices or Agencies. As long as any of the Debentures remain outstanding, the Company will maintain an office or agency or offices or agencies in the Borough of Manhattan, City and State of New York, where the Debentures may be presented for registration, transfer and exchange as in this Indenture provided, and where the Debentures may be surrendered for conversion as in this Indenture provided, and where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served, and where the Debentures may be presented for payment. Until otherwise designated by the Company in a notice to the Trustee, such office or agency for all of the above purposes shall be the Corporate Trust Office of the Trustee. The Company will give to the Trustee notice of any change of location of any of such offices or agencies. In case the Company shall fail to maintain such an office or agency or offices or agencies for all such purposes or shall fail to give such notice of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Debentures have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest on the Debentures have been made available for payment and either paid or returned to the Company pursuant to provisions of
Section 5.04, the Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served.

                SECTION 5.03. Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.11, a Trustee, so that there shall at all times be a Trustee hereunder.

                SECTION  5.04.  Appointment  of Paying Agent Other Than Trustee.
(a) The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Debentures. If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

                         (1)  that it will hold all sums held by it as such
agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures, or of the Trustee, as the case may be, and

                         (2) that it will give the Trustee notice of any failure
by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable.

                (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures, a sum sufficient to pay such principal or interest so becoming due and will notify the Trustee of any failure (by it or any other obligor on the Debentures) to take such action.

                (c) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 14.04 hereof.

                SECTION 5.05. Annual Report to Trustee. The Company will, within 120 days after the end of each fiscal year (which, at the date hereof, terminates on September 30), file with the Trustee an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year (or, in the case of the first Officers' Certificate filed during the period from the date of execution hereof to September 30 of such year) has been made under the supervision of the signers of such certificate with a view to determining whether the Company has kept, observed, performed and fulfilled all the covenants, agreements and obligations on its part in this Indenture contained and that to the best of their knowledge the Company is not in default in the performance, observance or fulfillment of any of the terms, provisions and conditions hereof, and that no default exists or, if the Company shall be so in default or if any default exists, specifying all such defaults, and the nature and status thereof, of which they may have knowledge.

              SECTION 5.06. Covenant Regarding Authorization. The Company represents and warrants that it is duly authorized under the laws of the State of Delaware and under all other provisions of law applicable thereto to create and issue the Debentures and to execute this Indenture, and all corporate action on its part for the creation and issue of such Debentures and the execution and delivery of this Indenture has been duly and effectively taken and that the Debentures, when issued, will be valid and binding obligations of the Company and entitled to the benefits of this Indenture.

                  SECTION 5.07. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a holder of Debentures or the holder of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder of Debentures or such holder of Common Stock issued upon conversion of Debentures, or to a prospective purchaser of any such security designated by any such holder, to the extent required to permit compliance by such holder with Rule 144A under the Securities Act, as amended (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such a security or any such predecessor security) was last acquired from the Company or
(ii) the date such a security (or any such predecessor security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                  SECTION 5.08. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance or conversion of any Debentures; provided, however, that, (A) the Company shall not be required to pay or discharge or cause to be paid or discharged any tax or duty whose amount, applicability or validity is being contested in good faith by appropriate proceedings, and (B) except as otherwise provided herein the Company shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment or other governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

                Section 5.09. Covenant as to Indebtedness. The Company will not incur any indebtedness which is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such indebtedness will rank pari passu in right of payment with the Debentures and any other Senior Subordinated Indebtedness of the Company or is expressly subordinated in right of payment to the Debentures and any other Senior Subordinated Indebtedness of the Company and except the Company may issue the 9%

Debentures, which are by their terms subordinate to the Debentures, pursuant to and in accordance with the Indenture dated as of May 1, 1997, as amended, and supplemented by the First Supplemental Indenture, dated on even date herewith.


                                   ARTICLE SIX

                     DEBENTUREHOLDERS' LISTS AND REPORTS BY
                           THE COMPANY AND THE TRUSTEE

                SECTION 6.01. Covenant to Furnish Information. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee semi-annually, not more than 15 days after each record date for payment of interest, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all information in the possession or control of the Company or any of its paying agents, as to the names and addresses of the holders of the Debentures obtained since the date as of which the next previous list, if any, was furnished; provided, however, that as long as the Trustee shall be the Debenture Registrar such list need not be furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

                SECTION 6.02. Preservation of Information; Communications to Debentureholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures (1) contained in the most recent list furnished to it as provided in Section 6.01, (2) received by it in the capacity of paying agent (if so acting) hereunder, (3) received by it in the capacity of Debenture Registrar, and (4) filed with it within two preceding years pursuant to the provisions of paragraph (2) of subsection (c) of Section 6.04.

                The Trustee may (1) destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished, (2) destroy any information received by it as paying agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date of the Debentures, a list containing the names and addresses of the holders of Debentures obtained from such information since the delivery of the next previous list, if any, (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent (if so acting) hereunder upon the receipt of a new list so delivered, and (4) destroy any information filed with it by holders of Debentures for the purpose of receiving reports pursuant to the provisions of paragraph (2) of subsection (c) of Section 6.04, but not until two years after such information has been filed with it.

                (b) In case three or more holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application at its election, either

                         (1) afford to such applicants access to the information
preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

                         (2) inform such applicants as to the approximate number
of holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communications, if any, specified in such application.

                If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Debentureholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                (c) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

                SECTION 6.03. Reports by Company. (a) The Company covenants and agrees to file with the Trustee within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                (b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

                (c) The Company covenants and agrees to transmit to the holders of Debentures within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 6.04 with respect to reports pursuant to subsection (a) of said Section 6.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

                SECTION 6.04. Reports by Trustee. (a) On or before the first April 15 following execution of this Indenture, and on or before April 15 in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the Debentureholders as hereinafter in this Section provided a brief report dated as of the preceding February 15, with respect to:

                         (1) its eligibility under Section 8.10, and its qualifications under Section 8.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

                           (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one per cent of the principal amount of the Debentures outstanding on the date of such report;

                           (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2),
        (3), (4), or (6) of subsection (b) of Section 8.15;

                           (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                           (5) any additional issue of Debentures which the Trustee has not previously reported; and

                           (6) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of
        Section 7.09.

                         (b) The Trustee shall transmit to the Debentureholders, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, if such advances remaining unpaid at any time aggregate more
                                       43
        than ten per cent of the principal amount of Debentures outstanding at such time, such report to be transmitted within 90 days after such time.

                         (c) Reports pursuant to this Section shall be transmitted by mail:

                           (1) to all registered holders of Debentures, as the names and addresses of such holders appear upon the registration books of the Company;

                           (2) to such holders of Debentures as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                           (3) except in the cases of reports pursuant to subsection (b) of this Section, to each Debentureholder whose name and address is preserved at the time by the Trustee, as provided in subsection (a) of Section 6.02.

                      (d) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with each securities exchange upon which the Debentures are listed and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee when and as the Debentures become listed on any securities exchange.


                                  ARTICLE SEVEN

                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                              ON EVENT OF DEFAULT.

                SECTION  7.01.  Events  of  Default  Defined;   Acceleration  of
Maturity. In case one or more of the following Events of Default shall have occurred and be continuing, that is to say:

                       (a) default in the due and punctual payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, whether or not such payment is prohibited by the provisions of Article Thirteen, and continuance of such default for a period of 30 days; or

                       (b) default in the due and punctual payment of the principal of any Debenture as and when the same shall become due and payable, whether or not such payment is prohibited by the provisions of Article Thirteen, or fails to redeem or purchase Debentures when required pursuant to this Indenture or the Debentures, whether or not prohibited by the provisions of Article Thirteen either at maturity, upon redemption, by declaration as authorized by this Indenture, or otherwise; or

                       (c) failure on the part of the Company to duly observe or perform any of the covenants or agreements on the part of the Company in the Debentures or in this Indenture, for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, by registered mail, or to the Company and the Trustee by the holders of at least twenty-five per cent in aggregate principal amount of the Debentures at the time outstanding; or

                       (d) a decree or order by a court having  jurisdiction  in
        the premises shall have been entered adjudging the Company as bankrupt or insolvent, or approving a petition seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                       (e) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or failure to purchase Debentures on the Repurchase Date following a Change in Control.

then and in each and every such case (other than an Event of Default specified in clause (d) and (e) of this Section 7.01), so long as such Event of Default shall not have been remedied, unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five per cent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by the Debentureholders), may declare the principal of all the Debentures then outstanding to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the said Debentures contained to the contrary notwithstanding. If an Event of Default specified in clause (d) or (e) of this Section 7.01 occurs, the principal of and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of any of the Debentures. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, but before the Debentures shall have become due by their terms and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures then outstanding and the principal of any and all Debentures then outstanding which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent the payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 8.06. If any and all defaults under the Indenture, other than the nonpayment of principal or interest on Debentures then outstanding which has become due because of acceleration or a default in conversion of any Debentures; shall have been remedied or provision shall have been made therefor to the satisfaction of the Trustee, - then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall conflict with any judgment or decree or extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

                SECTION 7.02. Rescission and Annulment. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

                SECTION 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that (1) in case default shall be made in the payment of any installments of interest on any of the Debentures, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of any of the Debentures when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or repurchase or declaration as authorized by this Indenture or otherwise-then, upon demand by the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures then outstanding, the whole amount that then shall have become due and payable on all such Debentures for principal or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 8.06.

                In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect in the manner provided and to the extent permitted by law out of the property of the Company or other obligor upon the Debentures wherever situated the moneys adjudged or decreed to be payable.

                SECTION 7.04. Trustee May File Proofs of Claims. The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other judicial proceedings relative to the Company or any other obligor on the Debentures or their creditors, or affecting their property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures, with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receipt payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Debentureholder.

                All rights of action and of asserting claims under this Indenture or under any of the Debentures may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for payment of expenses and of the reasonable compensation, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures, subject to the provisions of this Indenture.

                SECTION 7.05. Application of Moneys Collected by Trustee. Subject to the provisions of Article Thirteen hereof, any moneys collected by the Trustee, pursuant to Section 7.03, shall be applied in the order following, at the date or dates fixed by the Trustee, and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Debentures and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                       FIRST: To the payment of costs and expenses of collection, and of all amounts payable to the Trustee under Section 8.06;

                       SECOND: In case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures, in the order of the maturity of the installments of such interest, with interest (so far as may be lawful and if such interest has been collected by the Trustee) upon the overdue installments of interest at the rate per annum expressed in the Debentures, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                       THIRD: In case the principal of the outstanding Debentures shall have become due, by declaration as authorized by this Indenture or otherwise, to the payment of the whole amount then owing and unpaid upon the Debentures for principal and interest, with interest on the overdue principal and (so far as may be lawful and if such interest has been collected by the Trustee) upon overdue installments of interest at the rate per annum expressed in the Debentures; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debentures, then to the payment of such principal and interest, without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid interest; and

                       FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                SECTION 7.06. Limitation on Suits by Holders of Debentures. Except as otherwise expressly provided in this Article, no holder of any Debenture shall have any right by virtue or by availing itself of any provision in this Indenture or otherwise to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, for the appointment of a receiver or trustee, for the execution of any trust or power hereof, or for any other remedy hereunder, unless:

                         (1) such holder previously shall have given to the
Trustee written notice of default and of the continuance thereof, as hereinbefore provided;

                         (2) the holders of not less than 25% in aggregate
principal amount of the Debentures then outstanding, shall have made written request upon the Trustee either to proceed to exercise the powers hereinbefore granted or to institute such action, suit, or proceeding in its own name as Trustee hereunder, and such holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

                         (3) the Trustee  within a reasonable  time (which in no
event shall be less than 60 days) after its receipt of such notice, request and offer of indemnity, shall have failed to proceed to exercise such powers or to institute any such action, suit or proceeding;

                         (4) no direction inconsistent with such written request
have been given to the Trustee during such 60-day period by the holder of a majority in principal amount of the Debentures then outstanding, it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                Nothing herein contained shall, however, affect or impair the right, which is absolute and unconditional, of any Debentureholder to receive and to institute suit to enforce, the payment of the principal of and interest or premium, if any, on his Debentures at and after the respective due dates (including maturity, by call for redemption or by declaration pursuant to this Indenture which has not been rescinded pursuant to the provisions of Section 7.01, or otherwise) of such principal or interest, or premium, if any, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest or premium, if any, on each of the Debentures to the respective holders thereof at the times and places in the Debentures expressed.

                SECTION 7.07. Delay or Omission in Exercise of Rights Not Waiver of Default. No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of
Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

                SECTION 7.08. Right of Holders of Majority in Principal Amount of Debentures to Direct Trustee and Waive Defaults. Subject to the provisions of Sections 8.0l and 8.02, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, determined in accordance with Section 9.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Trustee shall have the right, subject to the provisions of
Section 8.01, to decline to follow any such direction if the Trustee shall, being advised by counsel, determine that the action so directed may not be lawfully taken, or if the Trustee in good faith shall, by a Responsible Officer or officers of the Trustee, determine that the proceeding so directed would be illegal or involve it in personal liability or that the action so directed would be unduly prejudicial to the holders of Debentures not taking part in such direction; and provided, further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Debentureholders. Prior to the declaration of the maturity of the Debentures as provided in Section 7.01, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, determined in accordance with Section 9.04, may on behalf of the holders of all of the Debentures waive any past default hereunder and its consequences, except a default in the payment of the principal of or interest on any of the Debentures or in the conversion of Debentures. In the case of any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                SECTION 7.09. Trustee to Give Notice of Defaults Known to It, but May Withhold in Certain Circumstances. The Trustee shall, within ninety days after the occurrence of a default, give to the Debentureholders, in the manner and to the extent provided in subsection (c) of Section 6.04 with respect to reports pursuant to subsection (a) of said Section 6.04, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in clauses (a), (b), (c), (d) and (e), of Section 7.0l, not including (i) any periods of grace provided for therein and (ii) the written notice specified in clause (c) of Section 7.0l); provided, that, except in the case of default in the payment of the principal of or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

                SECTION 7.10. Requirement of Undertaking to Pay Costs in Certain Suits Under Indenture or Against Trustee. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Debentures outstanding, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on any Debenture, on or after the due date expressed in such Debenture.

                SECTION 7.11. Unconditional Right of Holders to Receive Principal and Interest and to Convert. Notwithstanding any other provision in this Indenture, the holder of any Debentures shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Debentures on the stated maturities expressed in such Debentures (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to convert such Debentures in accordance with Article Four, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such holder.

                SECTION 7.12. Restoration of Rights and Remedies. If the Trustee or any holder of a Debenture has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the holders of Debentures shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such holders shall continue as though no such proceeding had been instituted.

                SECTION 7.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of Debentures is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                SECTION 7.14. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution or any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE EIGHT

                             CONCERNING THE TRUSTEE

                SECTION 8.01. Duty of Trustee Prior to and After Event of Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                The Trustee upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee pursuant to any provision of this Indenture, shall examine them to determine whether they conform to the requirements of this Indenture.

                No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                           (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture;

                       (b) the Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts; and

                       (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding (determined as provided in Section 9.04) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                SECTION 8.02.  Certain Rights of Trustee:

                            (a) the Trustee may rely and shall be protected in
acting or refraining from acting upon any resolution, Officers' Certificate, certificate of a firm of independent public accountants, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                            (b) any request, direction, order or demand by the
Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                            (c) the Trustee may consult with counsel and any
Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                            (d) the Trustee shall be under no obligation to
exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                            (e) the Trustee shall not be personally liable for
any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
                            (f) prior to the occurrence of an Event of Default
hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, or other paper or document unless requested in writing so to do by the holders of not less than a majority in principal amount of the Debentures then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

                            (g) the Trustee may execute any of the trusts or
powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                           (h) none of the provisions of this Indenture shall
require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of

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

such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                SECTION 8.03. Trustee Not Liable for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures (other than the certificate of authentication on the Debentures) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent.

                SECTION 8.04. Trustee or Others May Hold Debentures. The Trustee or any paying agent or any Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee or any paying agent or Debenture Registrar.

                The Trustee may become and act as Trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee or any paying agent or Debenture Registrar.

                SECTION 8.05. Moneys Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its Chairman of the Board, President or a Vice President or its Treasurer or an Assistant Treasurer.

                SECTION 8.06. Compensation, Reimbursement and Indemnity. The Company covenants and agrees

                (1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee;

                (2) the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith;

                (3) the Company will indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

                The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

                The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

                SECTION 8.07. Right of Trustee to Rely on Officers' Certificates. Except as otherwise provided in Section 8.01, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers' Certificate, and such certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

                SECTION 8.08. Conflicting Interests. When this Indenture is governed by the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. In determining whether the Trustee has conflicting interests as defined in Section 310(b)(1) of the Trust Indenture Act, the provisions contained in the proviso to said Section 310(b)(1) shall be deemed incorporated herein.

                SECTION 8.09. Notice of Default. Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all holders of Debentures, in the manner provided in Section 6.04(c), notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, or interest on any Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the holders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. The proviso to the first sentence of this Section 8.09 shall be in lieu of the proviso to Section 315(b) of the Trust Indenture Act, which latter proviso is hereby expressly excluded from this Indenture.

                SECTION 8.10. Requirements for Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $1,000,000, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.11.

                SECTION 8.11. Resignation and Removal of Trustee; Appointment of Successor. (a) The Trustee, or any successor hereafter appointed, may at any time resign and be discharged from the trust hereby created by mailing notice thereof to the Company and to the Debentureholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 6.02(a). Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 7.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                       (b) In case at any time any of the following shall occur:

                       (1) the Trustee shall fail to comply with the provisions of Section 8.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months;

                       (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.10 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

                       (3) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of he Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.10, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and appoint a successor trustee.

                (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.12.

                SECTION 8.12. Acceptance by Successor to Trustee. Any successor trustee appointed as provided in Section 8.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee, upon payment to it of all amounts due it under Section 8.06 shall, nevertheless, at the written request of the successor trustee, pay over to the successor trustee all moneys at the time held by it hereunder; and the Company and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

              No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.10.

                Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Debentureholders at their last addresses appearing upon the registry books.

                SECTION 8.13. Successor to Trustee by Merger or Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of
Section 8.08 and eligible under the provisions of Section 8.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.14. Authenticating Agents. The Trustee may, with the consent of the Company, appoint an additional authenticating agent or agents acceptable to the Company with respect to the Debentures which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange or substitution pursuant to this Indenture. (Each such agent hereinafter called "Authenticating Agent").

         Debentures authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof, or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 8.14.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of
resignation  or  upon  such  a  termination,   or  in  case  at  any  time  such
Authenticating  Agent  shall  cease  to  be  eligible  in  accordance  with  the provisions of this Section 8.14, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 8.14.

         If an Authenticating Agent is appointed with respect to the Debentures pursuant to this Section 8.14, the Debentures may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

         "This is one of the Debentures referred to in the within-mentioned Indenture.

Dated:                     [                      ]
                           as Trustee
                           By [Authenticating agent].
                             as Authenticating Agent

                        By______________________________
                             Authorized Signatory "


                [In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor trustee had itself authenticated such Debentures.]

                SECTION 8.15. Preferential Collection of Claims Against Company.
(a) Subject to the provisions of subsection (b) of this Section, if the Trustee in its individual capacity shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Debentures within three

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

months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in subsection (c) of this Section):

                       (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                       (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

                Nothing herein contained, however, shall affect the right of the
                Trustee:

                                (A) to retain for its own account  (i)  payments
                made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State law;

                                (B) to realize,  for its own  account,  upon any
                property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                                (C) to realize, for its own account, but only to
                the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such a three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section, would occur within three months; or

                                (D) to receive  payment on any claim referred to
                in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph
                (B) or (C), as the case may be, to the extent of the fair value of such property.

                For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such a three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

                If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Debentureholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Debentureholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                Any Trustee who has resigned or been removed after the beginning of such a three months period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such a three months period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                         (i) the receipt of property or reduction of claim which
                would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months period; and

                         (ii) such  receipt of  property or  reduction  of claim
                occurred within three months after such resignation or removal.

                (b) There shall be excluded from the operation of subsection
 (a) of this Section a creditor relationship arising from

                         (1) the ownership or acquisition  of securities  issued
                under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                         (2) advances  authorized by  receivership or bankruptcy
                court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Debentureholders at the time and in the manner provided in Section 6.04 of this Indenture;

                         (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

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                         (4) an  indebtedness  created  as a result of  services
                rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

                         (5) the ownership of stock or of other  securities of a
                corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                         (6)   the   acquisition,   ownership,   acceptance   or
                negotiation  of any drafts,  bills of exchange,  acceptances  or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

                (c)  As used in this Section:

                         (1) The term  "default"  shall mean any failure to make
                payment in full of the principal of or interest upon any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable.

                         (2) The term "other  indenture  securities"  shall mean
                securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

                         (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                         (4) The term  "self-liquidating  paper"  shall mean any
                draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the

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                security,  provided the security  is received  by the  Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                         (5) The term "Company" shall mean any obligor upon
                the Debentures.

                                  ARTICLE NINE

                         CONCERNING THE DEBENTUREHOLDERS

                SECTION 9.01. Evidence of Action Taken by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by attorney or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders.

                SECTION 9.02. Proof of Execution of Instruments and of Holding of Debentures. Subject to the provisions of Section 8.01, proof of the execution of any instrument by a Debentureholder or his attorney or proxy and proof of the holding by any person of any of the Debentures shall be sufficient for any purpose of this Indenture if made in the following manner:

                         (a) The  fact  and  date of the  execution  by any such
                person of any instrument may be proven by the certificate of any notary public or other officer of any jurisdiction of or within the United States of America authorized to take acknowledgment of deeds, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, or by any other method deemed appropriate by the Trustee; and

                         (b) The ownership of Debentures  shall be proven by the
                registers of such Debentures or by a certificate of any duly appointed registrar thereof.

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              The  Trustee  shall not be bound to  recognize  any  person as a
Debentureholder unless and until his title to the Debentures held by him is proved in the manner in this Article provided.

                The record of any Debentureholders' meeting shall be proven in the manner provided in Section 10.06.

                The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                SECTION 9.03. Registered Holders of Debentures May be Treated as Owners. Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the person in whose name any Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone), for the purpose of receiving payment of or on account of the principal of and interest on such Debenture and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any such registered holder, for the time being or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

                SECTION 9.04. Debentures Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Debentures which the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                SECTION 9.05. Action by Debentureholders Binds Future Holder. Any demand, request, waiver, consent or vote of the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of

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

such Debenture, and of any Debenture issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures.


                                   ARTICLE TEN

                           DEBENTUREHOLDERS' MEETINGS

                SECTION 10.01. Purposes For Which Meetings May Be Called. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

                         (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article Seven;

                         (2) to remove the Trustee and appoint a successor
                trustee pursuant to the provisions of Article Eight;

                         (3) to consent to the execution of an indenture or
                indentures supplemental hereto pursuant to the provisions of
                Section 11.02; or

                         (4) to take any other action  authorized to be taken by
                or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture, or authorized or permitted by law.

                SECTION 10.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of Debentureholders to take any action specified in
Section 10.01, to be held at such time and at such place in the Borough of Manhattan, City and State of New York, as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 15 days prior to the date fixed for the meeting to the Debentureholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 6.02(a).

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

                Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                SECTION 10.03. Call of Meetings by Company or Certain Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 20% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting and the time and place in the Borough of Manhattan, City and State of New York, for such meeting, the Trustee shall mail notice of such meeting as provided in Section 10.02 within 20 days after receipt of such request if the request is received at least 35 days before such meeting.

                SECTION 10.04. Persons Entitled to Vote At a Meeting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures or (b) be a person appointed by an instrument in writing as proxy for the holder or holders of Debentures by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                  SECTION 10.05. Quorum; Action. The Persons entitled to vote a majority in principal amount of the outstanding Debentures shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of holders of Debentures, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the outstanding Debentures which shall constitute a quorum.

                  Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the outstanding Debentures at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

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

                Except as otherwise provided by the Trust Indenture Act, after this Indenture is qualified thereunder, at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the provisos to Section 11.02) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of outstanding Debentures represented and entitled to vote at such meeting.

                  Any resolution passed or decisions taken at any meeting of holders of Debentures duly held in accordance with this Section shall be binding on all the holders of Debentures, whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the holders of Debentures of any such resolutions or decisions pursuant to Section 10.05.

                SECTION 10.06. Determination of Voting Rights; Conduct and Adjournment of Meeting. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proven in the manner specified in Section 9.02 and the appointment of any proxy shall be proven in the manner specified in said Section 9.02 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, bankers, trust company, broker or dealer deemed by the Trustee to be satisfactory.

                The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.

                Subject to the provisions of Section 9.04, at any meeting each Debentureholder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures, provided, however, that no vote shall be cast or counted at any meeting in respect of any Debentures challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the

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

provisions of Section 10.02 or 10.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice except as provided in
Section 10.05.

                SECTION 10.07. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballots on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section
10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                SECTION 10.08. No Delay. Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.


                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES

                SECTION 11.01. Supplemental Indentures Authorized By Directors. The Company, when authorized by a resolution of its Board of Directors, and the Trustee, subject to the conditions and restrictions in this Indenture contained, may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

                         (a) to evidence the  succession of another  corporation
                to the Company, or successive successions, and the assumption by the
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                successor  corporation  of the  covenants,  agreements  and obligations of the Company pursuant to Article Twelve;

                         (b) to add to the covenants and agreements of the Company in this Indenture contained such further covenants and agreements thereafter to be observed, and to surrender any right or power herein reserved to or conferred upon the Company;

                         (c) to cure any ambiguity or to correct or supplement
                any defective or inconsistent provision contained in this Indenture or in any supplemental indenture;

                         (d) to make such  provisions with respect to matters or
                questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture; and

                         (e) to amend or supplement the Debentures,  and related
                documentation to modify the restrictions on and procedures for resale or other transfers of the Debentures and any Common Stock to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.

                The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

                SECTION 11.02. Supplemental Indentures with Consent of Debentureholders. With the consent (evidenced as provided in Section 9.01) of the holders (or persons entitled to vote, or to give consents respecting the same) of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights and obligations of the

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

holders of the Debentures including any amendments hereto which may affect the rights of Debentureholders to enforce their rights to receive payment of principal of and interest on the Debentures or to convert such Debentures in accordance with the terms hereof and of the Company; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the conversion or subordination provisions in a manner adverse to the holders, without the consent of the holder of each Debenture so affected, or (ii) reduce the requirements of
Section 10.05 for quorum or voting or reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding; or (iii) modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan City and State of New York pursuant to
Section 5.02.

                Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                It shall not be necessary for the consent of the Debentureholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Debentureholders at their last addresses appearing upon the registry books. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                SECTION 11.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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              SECTION 11.04. Notation on Debentures in Respect of Supplemental
Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article, or after any action taken at a Debentureholders' meeting pursuant to Article Ten, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting; and, in such case, suitable notation may be made upon outstanding Debentures after proper presentation and demand. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture, or to any action taken at any such meeting, may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding, upon demand by, and without cost to, the holders thereof, upon surrender of such Debentures.

                SECTION 11.05. Trustee May Receive Opinion of Counsel. The Trustee, subject to the provisions of Section 8.01, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by the terms of this Indenture and that it is not inconsistent therewith. The Trustee shall not be obliged to join in the execution of any supplemental indenture unless it shall receive an Officers' Certificate stating that no consent to the execution thereof is required of any holder of Senior Indebtedness at the time outstanding or that such consents have been obtained.


                                 ARTICLE TWELVE

                         CONSOLIDATION, MERGER AND SALE

                SECTION 12.01. Company May Consolidate, etc. Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance (or successive sales or conveyances) of the property and assets of the Company (or of its successor or successors) as an entirety or substantially as an entirety, to any other corporation (whether or not affiliated with the Company) authorized to acquire the same; provided, however, (a)(i) the Company is the surviving corporation following such merger or (ii) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer the properties and assets of the Company is organized under the laws of the United States or any state thereof or the District of Columbia and assumes upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of and interest on all of the Debentures, according to their tenor, and the due and punctual performance and

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observance of all the terms,  covenants and  conditions of this  Indenture to be kept or performed by the Company, by indenture supplemental hereto, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property and assets; and
(b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. In the event of any such sale or conveyance the predecessor Company may be dissolved, wound up and liquidated at any time thereafter.

                SECTION 12.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale or conveyance and upon the execution by the successor corporation of an indenture supplemental hereto, as provided in
Section 12.01, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, with such suitable reference, if any, to such consolidation, merger, sale or conveyance as may be required by the Trustee, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed in accordance with the provisions of this Indenture and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

                In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

                Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from consolidating or merging into itself or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affiliated with the Company).

                SECTION 12.03. Opinion of Counsel as Evidence. The Trustee, subject to the provisions of Section 8.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article.

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                                ARTICLE THIRTEEN

                           SUBORDINATION OF DEBENTURES

                SECTION 13.01. Agreement to Subordinate; Senior Subordination. The Company covenants and agrees and the Trustee and each holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Debentures and all Obligations of the Company under this Indenture and the payment of any Claims is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. The Debentures shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only indebtedness of the Company which is Senior Indebtedness shall rank senior to the Debentures in accordance with the provisions set forth in this Article Thirteen.

                The Company hereby acknowledges that the indebtedness evidenced by the Debentures and all Obligations of the Company under this Indenture and the payment of any Claims with respect to each and all of the Debentures will rank senior in right of payment to the Company's 9% Debentures which may be issued in exchange for the Convertible Exchangeable Preferred Stock pursuant to and in accordance with the Indenture, dated as of May 1, 1997, as amended and supplemented by the First Supplemental Indenture, dated on even date herewith.

                The term "Claim" as used herein means any claim arising for the rescission of the purchase of the Debentures, for damages arising from the purchase of the Debentures or for reimbursement or contribution on account of such claim.

                The term "Obligations" as used herein means, with respect to any indebtedness, any principal, premium, interest (including interest, whether or not allowed, after the filing of a petition initiating any proceeding referred to in Section 7.01(d) or 7.01(e)), penalties, commissions, charges, expenses, fees, indemnifications, reimbursements, and other liabilities or amounts payable under or in respect of the documentation governing such indebtedness.

                SECTION 13.02.  Distribution  on Dissolution or  Reorganization.
(a) If, upon any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company upon any dissolution, winding up, liquidation, readjustment or reorganization of the Company or its property, whether in bankruptcy, insolvency or receivership proceedings or at execution sale or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, then, in any such case, the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due or to become due or to become due with respect

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
to such Senior Indebtedness and all Claims relating thereto before the holders of the Debentures are entitled to receive any payment or distribution on account of any Obligations with respect to the Debentures or on account of any Claim and until all Obligations with respect to Senior Indebtedness and all Claims relating thereto are paid in full, any payment or distribution, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures to which Debentureholders would be entitled but for this Article Thirteen, shall be made to holders of Senior Indebtedness, as their interests may appear, for application to the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay in full all such Senior Indebtedness and all Obligations and Claims relating thereto in accordance with terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, except that Debentureholders may receive shares of stock or any debt securities that are subordinated to at least the same extent as the Debentures to Senior Indebtedness. Upon any such application, dissolution, winding up, liquidation, readjustment or reorganization, any payment or distribution of assets of the Company of any kind or character whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article shall be paid by the Company or the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or whatsoever, direct to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and in the event that, notwithstanding the foregoing, upon any such application, dissolution, winding up, liquidation, readjustment or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid

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


in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness and all Obligations and Claims relating thereto, the holders of the Debentures shall be subrogated (equally and ratably with all other indebtedness ranking pari passu with the Debentures) to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets of the Company applicable to the Senior Indebtedness to the extent that payments or distributions otherwise payable to the Debentureholders have been applied to the payment of Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full. No such payments or distributions to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Debentures, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any application or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 8.01 hereof, and the holders of the Debentures shall be entitled to rely upon a certificate of a trustee in bankruptcy, a receiver, a liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of the Debentures for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. If any payment or distribution to which the Debentureholders would otherwise have been entitled but for the provisions of this Article Thirteen shall have been applied, pursuant to the provisions of this Article Thirteen, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Debentureholders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

                (b) In the event and during the continuation of any default in the payment of the principal of, or premium or sinking fund installments, if any, or interest on, any

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

Senior Indebtedness, or any default, or any event which, with notice or lapse of time or both, would constitute a default, in any other agreement, term or condition contained in any agreement under which any Senior Indebtedness is issued, if the effect of such default is to cause, or permit the holder or holders of such Senior Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Senior Indebtedness to become due prior to its stated maturity, no payment or distribution (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to payment of the Debentures) shall be made on the Debentures for or on the account of any obligations with respect to the Debentures or on account of my claim unless and until such default shall have been remedied, if written notice of such default, or of judicial proceedings pending with respect to such default, has been given to the Trustee by the Company, or by any holder of Senior Indebtedness, nor shall any such payment be made if after giving effect, as if paid, to such payment, any such default would exist in the performance or observance of any covenant or agreement of the Company contained in any agreement under which any Senior Indebtedness shall have been issued or pursuant to which Senior Indebtedness shall have been incurred. The Company shall promptly notify the Trustee in writing of the existence of any such default or event or of any judicial proceedings pending with respect to any such default. Within 15 days after receipt of any such notice, the Trustee shall send notification thereof to the Debentureholders in the manner and to the extent provided in Section 6.04(c).

                SECTION 13.03. Payments Permitted; Knowledge of Trustee. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Debentures, shall (a)impair, as between the Company and the Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms; (b) affect the relative rights of Debentureholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness, or (c) prevent the Trustee or any Debentureholder from exercising its available remedies upon an Event of Default, subject to the rights of holders or owners of Senior Indebtedness to receive distributions and payments otherwise payable to Debentureholders. The failure to make a payment on account of any Obligations with respect to the Debentures by reason of any provision of this Article Thirteen will not be construed as preventing the occurrence of an Event of Default.

                Without limiting the generality of the foregoing, nothing contained in this Article Thirteen will restrict the right of the Trustee or the Debentureholders to take any action to declare the Debentures to be due and payable prior to their stated maturity pursuant to Section 7.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Debentureholders or the Trustee are entitled to receive any direct or indirect payment from the Company on account of any Obligations with respect to the Debentures or on account of any Claims.

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

                Notwithstanding the provisions of this Article Thirteen or any other provision of this Indenture, or of the Debentures, but subject to the provisions of Section 7.07 and Section 8.01 of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness nor of any default in the payment of principal, premium, if any, sinking funds or interest with respect to any Senior Indebtedness, or of any other default with respect to any Senior Indebtedness, unless and until the Trustee shall have received written notice thereof at its corporate trust office from the Company or the holder or holders of such Senior Indebtedness or any trustee on behalf of such holders who shall have been certified to be such by the Company or who shall have otherwise established to the reasonable satisfaction of the Trustee that he is such a holder or trustee; nor shall the Trustee be charged with knowledge of the curing or waiving of any such default unless and until the Trustee shall have received an Officers' Certificate of the Company to such effect. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holder if it shall, in the exercise of reasonable care, mistakenly pay over or distribute to holders of Debentures, the Company, or any other person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Thirteen or otherwise.

                Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent the application by the Trustee or any paying agent of any moneys held by the Trustee or such paying agent in trust for the benefit of the holders of Debentures as to which notice of redemption shall have been mailed or published at least once prior to the happening or an event of default specified in Section 13.02(b) to the payment of or on account of the principal of (and premium, if any) and interest on such Debentures, or prevent the application by the Trustee or any paying agent of any moneys deposited, prior to the happening of any event of default specified in Section 13.02(b), with the Trustee or such paying agent in trust for the purposes of paying a specified installment or installments of interest on the Debentures, to the payment of such installments of interest on the Debentures.

                Nothing in this Article shall affect the claims of or payments to the Trustee under or pursuant to Section 8.06.

                SECTION 13.04. Debentureholders Authorize Trustee to Subordinate. Each holder of Debentures by his acceptance thereof authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                SECTION 13.05. Trustee May Hold Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 8.15 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

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

                                ARTICLE FOURTEEN

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                DEPOSITED MONEYS

                SECTION 14.01. Satisfaction and Discharge of Indenture. If the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) and not theretofore canceled, or if all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (the date on which such Debentures become due and payable being hereinafter in this Section called the "maturity" date), or shall have been called for redemption pursuant to Article Three hereof and the Company shall have deposited in trust with the Trustee funds (to be immediately available for payment) sufficient to pay at maturity or upon redemption all of the Debentures (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case may be, then, subject to the provisions of Article
Thirteen:

                      (a) this  Indenture  shall  cease to be of further  effect except as to the then existing rights of the Debentureholders to register the transfer of or exchange of "Debentures" in accordance with the terms of this Indenture and the Debentures, and on or after such maturity date or redemption date, as the case may be, the Trustee, on demand by the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; and

                      (b) all  obligations  of the  Company  in  respect  of the
             Debentures shall cease and be discharged (except the obligation to register the transfer of or exchange Debentures in accordance with the terms of this Indenture and the Debentures), and the holders of such Debentures shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture or with respect to such Debentures (except with respect to any rights of registration of transfer, exchange or as above stated).

                Notwithstanding   the   satisfaction   and   discharge  of  this
Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive.

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

              SECTION 14.02. Application by Trustee of Funds Deposited For Payment of Debentures. All moneys deposited with the Trustee pursuant to Section
14.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

                SECTION 14.03. Payment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand by the Company or Trustee, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

                SECTION 14.04. Return of Unclaimed Money. In case the holder of any Debenture entitled to payment hereunder at any time outstanding hereunder shall not, within six years after the maturity date of such Debenture, or if such Debenture shall have been called for redemption, then within six years after the date fixed for redemption of such Debenture, claim the amount on deposit with the Trustee or other depositary for the payment of such Debenture, the Trustee or other depositary shall pay over, to or upon the written order of the Company the amount so deposited, upon receipt of a request signed by the Chairman of the Board, the President or a Vice President of the Company, and thereupon the Trustee or other depositary shall be released from and shall be indemnified by the Company against any and all further liability with respect to the payment of such Debenture and the holder of said Debenture shall be entitled (subject to any applicable statute of limitations) to look only to the Company as an unsecured creditor for the payment thereof.

                                 ARTICLE FIFTEEN

              IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
                              TRUSTEES OR DIRECTORS

                SECTION 15.01. Personal Immunity From Liability of Incorporators, Stockholder, Etc. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, trustee or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, trustees or directors of the Company, as such, or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such liability is hereby expressly waived and released by every holder of Debentures as a condition of, and as a consideration for, the execution and delivery of the Indenture and the issue of such Debentures.

                                 ARTICLE SIXTEEN

                            MISCELLANEOUS PROVISIONS

                SECTION 16.01. Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                SECTION 16.02. Acts by Successor Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

                SECTION 16.03. Surrender of Powers by Company. The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

                SECTION 16.04. Notices and Demands on Company and Trustee. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited as first class mail, except as provided in Section 7.01(c), postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee) as follows: General DataComm Industries, Inc., Attention:
Chairman, 1579 Straits Turnpike, Middlebury, Connecticut 06762-1299. Any notice, election, request or demand by any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York.

                In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Debentureholders when such notice is required to be given pursuant to any provision of this Indenture, then any

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manner of giving such notice as shall be  satisfactory  to the Trustee  shall be deemed to be a sufficient giving of such notice.

                SECTION 16.05. Laws of New York to Govern. THIS INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAW.

                SECTION 16.06. Officer's Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent have been complied with.

                Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (l) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Company may be based, in so far as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based (insofar as it relates to factual matters information with respect to which is in the possession of the Company) upon the certificate, statement or opinion of or representations by any officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or
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opinion of or  representations  by an accountant or firm of accountants,  unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                SECTION 16.07. Payments on Non-Business Days. In any case where the date of maturity of interest on or principal of the Debentures or the date of redemption of any Debenture shall not be a business day, then payment of interest or principal may be made on the next succeeding business day with the same force and effect as if made on the nominal date and no interest shall accrue for the period after such nominal date.

                SECTION 16.08. Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 3l0 to 317, inclusive, of the Trust Indenture Act of l939, such required provision shall control.

                SECTION l6.09. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                SECTION  16.10.  Indenture  May  Be  Executed  in  Counterparts;
Trustee Accepts Trusts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The party of the second part hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

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                IN WITNESS WHEREOF, GENERAL DATACOMM INDUSTRIES, INC., the party of the first part, has caused this Indenture to be signed in its corporate name by its Chairman of the Board, President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, duly attested by its Secretary or an Assistant Secretary or the Treasurer; and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, the party of the second part, has caused this Indenture to be signed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be affixed hereunto, duly attested by one of its Assistant Secretaries, all as of the day and year first above written.


                                            GENERAL DATACOMM INDUSTRIES, INC.


(SEAL)                                       By:  /s/ W. S. Lawrence
                                             -------------------------
                                                 Senior Vice President
Attest:


/s/ H. S. Modlin, Sec'y
-----------------------
    Secretary

                                           CONTINENTAL STOCK TRANSFER &
                                               TRUST COMPANY

(SEAL)                              By: /s/_________________________________
                                             Vice President


Attest:

/s/
-------------------------
   Assistant Secretary